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                                                                     EXHIBIT 4.3

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                                    FORM OF
                              AMENDED AND RESTATED
                                 TRUST AGREEMENT


                                       OF


                          APPALACHIAN NATURAL GAS TRUST


                               ------------------










                          DATED AS OF SEPTEMBER 1, 1999


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                                TABLE OF CONTENTS


                                                        ARTICLE I

                                                       DEFINITIONS

SECTION 1.01         Definitions..................................................................................1

                                                       ARTICLE II

                                   NAME AND PURPOSE OF THE TRUST; DECLARATION OF TRUST

SECTION 2.01         Name.........................................................................................6
SECTION 2.02         Purposes.....................................................................................7
SECTION 2.03         Transfer of Trust Property to the Trust; Closing Matters.....................................8
SECTION 2.04         Nature of the Trust..........................................................................9
SECTION 2.05         Principal Office and Delaware Trustee........................................................9

                                                       ARTICLE III

                                  ADMINISTRATION OF THE TRUST AND POWERS OF THE TRUSTEE
                                                AND THE DELAWARE TRUSTEE

SECTION 3.01         General Authority............................................................................9
SECTION 3.02         Limited Power of Disposition................................................................10
SECTION 3.03         No Power to Engage in Business or Make Investments..........................................11
SECTION 3.04         Interest on Cash on Hand....................................................................11
SECTION 3.05         Power to Settle Claims......................................................................12
SECTION 3.06         Power to Contract for Services; Transfer Agents and
                     Registrar...................................................................................12
SECTION 3.07         Payment of Liabilities of Trust.............................................................13
SECTION 3.08         Income and Principal........................................................................14
SECTION 3.09         Term of Contracts...........................................................................14
SECTION 3.10         Transactions With Entity Serving as the Trustee or the
                     Delaware Trustee............................................................................14
SECTION 3.11         No Security Required........................................................................15
SECTION 3.12         Divestiture of Units........................................................................15
SECTION 3.13         Filing of Registration Statements, Listing of Units.........................................16
SECTION 3.14         Reserve Report..............................................................................18
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
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                                                       ARTICLE IV

                                   TRUST UNITS AND BENEFICIAL INTEREST IN CERTIFICATES

SECTION 4.01         Creation and Distribution...................................................................18
SECTION 4.02         Rights of Unitholders; Limitation on Personal Liability of Unitholders......................18
SECTION 4.03         Execution of Certificates...................................................................19
SECTION 4.04         Registration and Transfer of Units; Lost and Destroyed Certificates.........................20
SECTION 4.05         Protection of Delaware Trustee and Trustee..................................................21
SECTION 4.06         Determination of Ownership..................................................................21

                                                        ARTICLE V

                                          ACCOUNTING AND DISTRIBUTION; REPORTS

SECTION 5.01         Fiscal Year and Accounting Method...........................................................22
SECTION 5.02         Quarterly Distributions.....................................................................22
SECTION 5.03         Income Tax Reporting........................................................................23
SECTION 5.04         Reports to Unitholders and Others...........................................................23
SECTION 5.05         Information to be Supplied by Eastern States and Trustee....................................24

                                                       ARTICLE VI

                                 LIABILITY OF DELAWARE TRUSTEE AND TRUSTEE AND METHOD OF
                                                       SUCCESSION

SECTION 6.01         Liability of Delaware Trustee and Trustee...................................................24
SECTION 6.02         Indemnification of Trustee and Delaware Trustee.............................................25
SECTION 6.03         Resignation of Delaware Trustee and Trustee.................................................27
SECTION 6.04         Removal of Delaware Trustee and Trustee.....................................................28
SECTION 6.05         Appointment of Successor Delaware Trustee or Trustee........................................28
SECTION 6.06         Laws of Other Jurisdictions.................................................................29
SECTION 6.07         Reliance on Experts.........................................................................30
SECTION 6.08         Failure of Action by Eastern States.........................................................30
SECTION 6.09         Force Majeure...............................................................................30
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
                                                       ARTICLE VII

                                    COMPENSATION OF THE TRUSTEE AND DELAWARE TRUSTEE

SECTION 7.01         Compensation of Trustee and Delaware Trustee................................................30
SECTION 7.02         Source of Funds.............................................................................31
SECTION 7.03         Ownership of Units by Eastern States, the Trustee and Delaware Trustee......................31

                                                      ARTICLE VIII

                                                 MEETINGS OF UNITHOLDERS

SECTION 8.01         Purpose of Meetings.........................................................................31
SECTION 8.02         Call and Notice of Meetings.................................................................31
SECTION 8.03         Method of Voting and Vote Required..........................................................32
SECTION 8.04         Conduct of Meetings.........................................................................32
SECTION 8.05         Unitholder Proposals........................................................................32

                                                       ARTICLE IX

                                      DURATION, REVOCATION AND TERMINATION OF TRUST

SECTION 9.01         Revocation..................................................................................33
SECTION 9.02         Dissolution.................................................................................33
SECTION 9.03         Disposition and Distribution of Assets and Properties.......................................34
SECTION 9.04         Conditional Right of Repurchase.............................................................36
SECTION 9.05         Reorganization or Business Combination......................................................37

                                                        ARTICLE X

                                                       AMENDMENTS

SECTION 10.01        Prohibited Amendments.......................................................................38
SECTION 10.02        Permitted Amendments........................................................................39



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
                                                       ARTICLE XI

                                                       ARBITRATION


                                                       ARTICLE XII

                                                      MISCELLANEOUS

SECTION 12.01        Inspection of Trustee'sBooks................................................................42
SECTION 12.02        Disability of a Unitholder..................................................................42
SECTION 12.03        Merger or Consolidation of Trustee or Delaware Trustee......................................42
SECTION 12.04        Change in Trust Name........................................................................42
SECTION 12.05        Filing of this Agreement....................................................................43
SECTION 12.06        Choice of Law...............................................................................43
SECTION 12.07        Severability................................................................................43
SECTION 12.08        Notices.....................................................................................43
SECTION 12.09        Counterparts................................................................................44
SECTION 12.10        Successors..................................................................................44



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                                 TRUST AGREEMENT
                                       OF
                          APPALACHIAN NATURAL GAS TRUST

         This Amended and Restated Trust Agreement of Appalachian Natural Gas Trust (the "Trust") is entered into effective as of the 1st day of September 1999, by and among Eastern States Oil & Gas, Inc., a Delaware corporation with its principal office in Alexandria, Virginia ("Eastern States"), as sponsor, and Bank One Delaware, Inc., a banking corporation organized under the laws of the State of Delaware with its principal office in Wilmington, Delaware ("Bank One Delaware"), and Bank One, Texas, N.A., a banking association organized under the laws of the United States of America with its principal office in Fort Worth, Texas (the "Bank"), as trustees.

                                R E C I T A L S:

         WHEREAS, Eastern States is engaged in the development, production, acquisition, marketing, gathering and transportation of natural gas and oil; and

         WHEREAS, Eastern States has determined to convey to the Trust the Royalty Interests (hereinafter defined) pursuant to the Conveyances (hereinafter defined) in consideration for the issuance by the Trust of 10,500,000 Units (hereinafter defined); and

         WHEREAS, Eastern States and Bank One Delaware have previously formed the Trust pursuant to the Organizational Trust Agreement (hereinafter defined) in accordance with the provisions of the Business Act (hereinafter defined) and, in connection therewith, Eastern States has previously delivered to the Bank, on behalf of the trust, good and valuable consideration, which the Bank has accepted, to have and to hold, in trust, such property and all other properties that may hereafter be received, for purposes and subject to the terms and conditions hereinafter provided;

         NOW, THEREFORE, Eastern States, Bank One Delaware and the Bank hereby amend and restate the Organizational Trust Agreement of Appalachian Basin Royalty Trust in its entirety.

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01   Definitions.

         As used herein, the following terms have the meanings indicated:

         "Advisor" shall have the meaning assigned to such term in Section 9.03 of this Agreement.

         "Affiliate" of a Person means another Person controlled by, controlling or under common control with such Person. As used herein, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this instrument, as originally executed, or, if amended or supplemented, as so amended or supplemented.

         "Bank" means Bank One Texas, N.A., its successors and assigns.

         "Bank One Delaware" means Bank One Delaware, Inc., its successors and assigns.

         "Beneficial Interest" means the aggregate undivided beneficial interest of all Unitholders in the Trust Estate, including, without limitation, the right to receive distributions of proceeds from the conversion of the Royalty Interests to cash, and the right to receive distributions of cash resulting from such conversion of the Royalty Interests, which beneficial interest is expressed in Units, but such beneficial interest does not include any ownership interest, in or to the Royalty Interests, or any part thereof, or in or to any other asset of the Trust Estate to the extent that an interest in such asset would cause the interest of a Unitholder to be treated (other than for Federal income tax purposes) as other than an intangible personal property interest.

         "Best Efforts" means a Person's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

         "Business Act" means the Delaware Business Trust Act, Title 12, Chapter 38 of the Delaware Code, Sections 3801 et seq., as amended from time to time during the term of this Agreement.

         "Business Day" means any day that is not a Saturday, Sunday, a holiday determined by the NYSE as "affecting 'ex' dates" or any other day on which national banking institutions in Fort Worth, Texas are closed as authorized or required by law.

         "Certificate" means a certificate issued by the Trustee pursuant to
Article IV hereof evidencing the ownership of one or more Units.

         "Closing" means the closing of the initial public offering contemplated by the Securities Act Registration Statement.

         "Code" means the Internal Revenue Code of 1986, a amended.

         "Commission" means the Securities and Exchange Commission.

         "Confirmation" means an entry made on the ownership ledger maintained by the Trustee pursuant to Section 3.12 hereof.


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         "Conveyances" means the Net Overriding Royalty Conveyances effective as of September 1, 1999 between Eastern States and the Trust, pursuant to which the Royalty Interests are to be conveyed to the Trust.

         "Delaware Trustee" means the Entity serving as a trustee hereunder having its principal place of business in Delaware, in its fiduciary capacity. Further, any benefit, indemnity, release or protection granted to the Delaware Trustee herein shall extend to and shall be fully applicable and effective with regard to any Entity serving as the Delaware Trustee, including, without limitation, Bank One Delaware.

         "Distribution Date" means the date of a distribution, which shall be on or before the 25th day of the third calendar month following the end of a calendar quarter.

         "Effective Time" means 12:01 a.m. on September 1, 1999.

         "Entity" means a corporation, partnership, limited liability company, trust, estate or other organization.

         "Environmental Laws" means all laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases, treatment, storage or disposal of pollutants, contaminants, hazardous substances or industrial or hazardous wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), and also including laws relating to the protection, preservation, or enhancement of endangered or threatened species, historic and archaeological resources, or wetlands and tidelands, as well as codes, decrees, injunctions, judgments, orders, rules or regulations issued, entered, promulgated or approved thereunder pursuant to the requirements of applicable administrative procedures acts and agency procedural rules.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Act Registration Statement" means the registration statement pursuant to which the Units may be registered under Section 12 of the Exchange Act.

         "Indemnified Party" and "Indemnified Parties" shall have the meaning assigned to such terms in Section 6.02(d) hereof.

         "Indemnifying Party" shall have the meaning assigned to such term in
Section 6.02(d) hereof.

         "Ineligible Holder" shall have the meaning assigned to such term in
Section 3.12 hereof.

         "Notice" shall have the meaning assigned to such term in Section 3.12 of this Agreement.

         "NYSE" means the New York Stock Exchange, Inc.

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         "Organizational Trust Agreement" means the Trust Agreement of
Appalachian Basin Royalty Trust, dated as of August 1, 1999, as amended on October 1999 in order to change the name of the Trust to Appalachian Natural Gas Trust, by and among Eastern States, as sponsor, Bank One Delaware, as trustee, and Kerry W. Eckstein, as trustee.

         "Person" means an individual or Entity.

         "Quarterly Distribution Amount" means for each Quarterly Period an amount determined by the Trustee pursuant to Section 5.02 hereof to be equal to the excess, if any, of (a) the cash received by the Trust attributable to production from the Royalty Interests during such Quarterly Period provided that such cash attributable to such production is received by the Trust on or before the 22nd calendar day of the third month following the end of the Quarterly Period, plus other cash received by the Trust during such Quarterly Period, plus any decrease during such Quarterly Period in any cash reserve theretofore established by the Trustee for the payment of liabilities of the Trust, over (b) the liabilities of the Trust paid during such Quarterly Period, plus the amount of any cash used during such Quarterly Period by the Trustee to establish or increase a cash reserve established for the payment of any liabilities of the Trust. Without limiting the foregoing, the liabilities of the Trust to be paid during the first Quarterly Period shall include liabilities incurred prior to the Effective Time that relate to the formation of the Trust or for which the Trust, the Trustee or the Delaware Trust is otherwise responsible for payment. If the Quarterly Distribution Amount determined in accordance with the preceding sentence shall for any Quarterly Period be a negative amount, then the Quarterly Distribution Amount shall be zero, and such negative amount shall reduce the next Quarterly Distribution Amount. Notwithstanding the foregoing, the Quarterly Distribution Amount for any Quarterly Period shall not include any amount that would have been required to be reported to any securities exchange on which the Units are listed in connection with the establishment of an "ex" date in order to be distributed to Unitholders who were such on the Quarterly Record Date for such Quarterly Period but was not so reported unless the securities exchange agrees to such amount being a part of that Quarterly Period's Quarterly Distribution Amount or the Trustee receives an opinion of counsel, in a form reasonably satisfactory to the Trustee, stating that none of the Trust, the Trustee, the Delaware Trustee, or any owner of Units will be adversely affected by such inclusion. An amount that pursuant to the preceding sentence is not included in the Quarterly Distribution Amount for that Quarterly Period shall be included in the Quarterly Distribution Amount for the next Quarterly Period (unless it is reserved pursuant to Section 3.07 hereof).

         "Quarterly Period" means, for the initial period, the period commencing on the Effective Time and continuing through and including September 30, 1999, and for succeeding periods, each of the three calendar month periods ending on the last day of March, June, September and December of each year.

         "Quarterly Record Date" means, for each Quarterly Period, the close of business on the fifteenth day of the third calendar month following the end of such Quarterly Period (or if not a Business Day, on the next Business Day thereafter) unless the Trustee determines that another date

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is required to comply with applicable law or the rules of any securities exchange on which the Units may be listed for trading, in which event "Quarterly Record Date" means such other date.

         "Reserve Report" means a report of estimated proved reserves attributable to the Royalty Interests and the present value thereof prepared on the basis required by the Commission for inclusion in financial statements filed with the Commission.

         "Record Date Unitholders" shall have the meaning assigned to such term in Section 8.02 of this Agreement.

         "Remaining Royalty Interests" shall have the meaning set forth in
Section 9.03 of the Agreement.

         "Royalty Interests" shall have the meaning set forth in Article I of each of the Conveyances.

         "Sales Proceeds Amount" means any cash paid to the Trust in consideration for Royalty Interests pursuant to Sections 3.02(a), 3.02(b) or
9.03 hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Act Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-85955) as it has been or as it may be amended or supplemented from time to time, filed by Eastern States with the Commission under the Securities Act to register the offering and sale of the Units.

         "Standardized Measure" means the present value of estimated future net revenues computed by discounting estimated future net revenues at a rate of 10% annually.

         "Termination Date" means the date on which the Trust is terminated in accordance with Section 9.02 hereof.

         "Termination Present Value" means the discounted net present value of estimated future net revenues from proved reserves attributable to the Royalty Interests computed in accordance with the third sentence of Section 3.14 hereof.

         "Transferee" means, as to any Unitholder or former Unitholder, any Person succeeding to the interest of such Unitholder or former Unitholder in one or more Units, whether as purchaser, donee, legatee or otherwise.

         "Trust" means the trust created by and administered under the terms of this Agreement. When used in reference to a payment, means a payment chargeable against the Trust Estate, when used in reference to any type of actual or asserted liability, means an actual or asserted liability as to which an Entity serving as a trustee hereunder is liable and is entitled to indemnification under

Section 6.02 of this Agreement, or which is otherwise satisfiable out of the Trust Estate, when used in reference to receipts, means receipts that augment the Trust Estate, and when used in reference to income and deductions, means receipts and payments described above that constitute income and deductions for accounting or tax purposes as applicable.

         "Trust Estate" means the assets held under this Agreement.

         "Trustee" means the Entity serving as a trustee (other than the Delaware Trustee) under this Agreement, in its fiduciary capacity. Further, any benefit, indemnity, release or protection granted to Trustee hereunder shall extend to and be fully applicable and effective with regard to any Entity serving as Trustee, including, without limitation, the Bank.

         "Trustee Conveyance" means a conveyance executed by the Trustee and Delaware Trustee pursuant to Section 3.02 of this Agreement covering that portion of the Royalty Interests to be conveyed pursuant to said Section and in such form as the Trustee is advised is sufficient to transfer the right, title and interest of the Trust therein and to provide for payment to the Trustee of all revenues attributable thereto through the effective date of such Trustee Conveyance.

         "Underlying Properties" means, collectively, the Existing Wells and the Subject Interests, as such terms are defined in Article I of each of the Conveyances.

         "Underwriting Agreement" shall have the meaning assigned to such term in Section 2.03 of this Agreement.

         "Unit" or "Units" means an undivided fractional interest in the Beneficial Interest, determined as hereinafter provided.

         "Unitholder" means the owner of one or more Units as reflected on the ownership ledger of the Trustee maintained for such purpose.

                                   ARTICLE II

               NAME AND PURPOSE OF THE TRUST; DECLARATION OF TRUST

SECTION 2.01        Name.

         The Trust shall be known as the Appalachian Natural Gas Trust, and the Trustee may transact the Trust's affairs in that name. The Trust shall constitute a Delaware business trust in accordance with the Business Act. The organization and operation of the Trust shall be in accordance with this Agreement, which shall constitute the governing instrument of the Trust within the meaning of Section 3801(f) of the Business Act. Eastern States has caused a Certificate of Trust, duly executed by the Trustee and the Delaware Trustee in accordance with Section 3811 of the Business Act, to be filed on behalf of the Trust in the office of the Secretary of State of Delaware in accordance with


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

Section 3810 of the Business Act. If either the Delaware Trustee or the Trustee becomes aware that any statement contained or matter described in the Certificate of Trust has changed making it false in any material respect, it will notify the other trustee and the Trustee shall promptly file or cause to be filed in the office of the Secretary of State of Delaware an amendment of same, duly executed in accordance with Section 3811 of the Business Act, in order to effect such change thereto as the Trustee determines in its sole discretion to be necessary or appropriate, such filing to be in accordance with Section 3810(b) of the Business Act. Upon the termination of the Trust pursuant to
Section 9.02 hereof and the complete distribution of all of the Trust Estate, the Trustee shall file or cause to be filed a certificate of cancellation, duly executed in accordance with Section 3811 of the Business Act.

SECTION 2.02 Purposes.

         The purposes of the Trust are, and the Trust shall have the power and authority and is authorized:

          (a) to protect and conserve, for the benefit of the Unitholders, the Trust Estate;

          (b) to receive and hold the Royalty Interests and other assets of the Trust Estate;

          (c) to convert the Royalty Interests to cash either by (1) retaining the Royalty Interests and collecting the proceeds of production payable with respect to the Royalty Interests until production has ceased or the Royalty Interests have been sold or transferred or (2) selling or otherwise disposing of all or a portion of the Royalty Interests in accordance with and subject to the terms of this Agreement;

          (d) to pay, or provide for the payment of, any liabilities incurred in carrying out the purposes of the Trust, and thereafter to distribute the remaining amounts of cash received by the Trust to the Unitholders pro rata based on the number of Units owned;

          (e) (i) to prepare and file with the Commission and to execute, in the case of the Securities Act Registration Statement and the Exchange Act Registration on behalf of the Trust (A) the Securities Act Registration Statement, including all pre-effective and post-effective amendments thereto, relating to registration under the Securities Act of the trust securities of the Trust, (B) any preliminary prospectus or prospectus or supplement thereto relating to the trust securities of the Trust required to be filed pursuant to the Securities Act, and (C) the Exchange Act Registration Statement, including all pre-effective and post-effective amendments thereto, relating to the registration of the trust securities of the Trust under the Exchange Act; (ii) to file to list the trust securities of the Trust with the NYSE, or other exchange, or the National Association of Securities Dealers (the "NASD") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the trust securities to be listed on the NYSE or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the trust securities of the Trust under the securities or "blue sky" laws of such jurisdictions as Eastern States, on behalf of the Trust may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the trust securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust, one or more Conveyances; and to execute, deliver and perform on behalf of the Trust the Underwriting Agreement;

                  (f) to enter into and perform its obligations under the Conveyances, the Underwriting Agreement and such other agreements that the Trust is a party to from time to time;

                  (g) subject to Section 3.03 of this Agreement, to engage in such other activities as are necessary or convenient for the attainment of any of the foregoing or are incident thereto and which may be engaged in or carried on by a business trust under the Business Act.

SECTION 2.03 Transfer of Trust Property to the Trust; Closing Matters.

         At or before (and subject to the occurrence of) the Closing, Eastern States shall grant, bargain, sell, convey and assign the Royalty Interests to the Trust for the uses and purposes provided herein, pursuant to the Conveyances in consideration for 10,500,000 Units to be issued by the Trust to Eastern States, which Units shall collectively represent the entire Beneficial Interest in accordance with Section 4.01 of this Agreement. The Units to be issued by the Trust to Eastern States in accordance with the preceding sentence shall be evidenced by one or more Certificates (which may be temporary Certificates) issued pursuant to Section 4.03 of this Agreement in such denominations and otherwise in accordance with written instructions furnished to the Trustee. Upon receipt of written transfer instructions from Eastern States, the Trustee shall prepare Certificates (which may be temporary Certificates) in proper form duly executed, countersigned and authenticated in accordance with Section 4.03 of this Agreement in such names and in such denominations as Eastern States may request in writing not less than two full Business Days before the Closing. For the purpose of expediting the checking and packaging of the Certificates so prepared by the Trustee pursuant to the preceding sentence, the Trustee shall make such Certificates available for inspection by the representatives of the several underwriters named in the Securities Act Registration Statement. The Trustee shall deliver such Certificates to such location and at such time as is stated in the written transfer instructions from Eastern States and shall release such Certificates (a) upon the receipt from Eastern States of one or more Certificates, duly endorsed for transfer, that evidence a number of Units equal to or not less than the number of Units evidenced by the Certificates to be so released and (b) in accordance with the instructions of Eastern States. At the Closing, the Trustee and the Delaware Trustee shall receive the following documents dated as of the date of the Closing: (i) opinions of Andrews & Kurth L.L.P. and Richards, Layton & Finger, PA addressed to the Trustee and the Delaware Trustee substantially in the forms of the respective opinions to be delivered by such counsel at the Closing pursuant to the underwriting agreement referred to in the Securities Act Registration Statement (the "Underwriting Agreement"), (ii) opinions of Goodwin & Goodwin, LLP and Vorys, Sater, Seymour and Pease L.L.P. addressed to the Trustee and the Delaware Trustee substantially in the forms of the respective opinions to be delivered by such counsel at the Closing pursuant to the Underwriting Agreement, (iii) a certificate of Eastern States signed by its President or a Senior Vice President certifying that the representations and warranties of Eastern States contained in the Underwriting Agreement are true and correct as of the date of the Closing and (iv) such other documents or certificates as the Trustee or the Delaware Trustee may reasonably request; provided, that the opinions referred to in clause (ii) and the representations and warranties referred to in clause (iii) are not substantially different in effect, with respect to the interests of the Trustee and the Delaware Trustee, from the opinions described and the representations and warranties set forth in the form of Underwriting Agreement filed as Exhibit 1.1 to Amendment No. 1 to the Securities Act Registration Statement.

SECTION 2.04 Nature of the Trust.

         Each of the Trustee and the Delaware Trustee declares that it shall hold the Trust Estate in trust for the benefit of the Unitholders, upon the terms and conditions set forth in this Agreement. It is the intention of Eastern States to create a grantor trust for federal income tax purposes of which the Unitholders are treated, for federal income tax purposes, as the owners of trust income and corpus. As set forth above and amplified herein, the Trust is intended to be a passive entity limited to the receipt of revenues attributable to the Royalty Interests and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to the Unitholders. It is not the intention of the parties hereto to create, and nothing in this Agreement shall be construed as creating, for tax purposes, a partnership, joint venture, joint stock company or similar business association, between or among Unitholders, present or future, or between or among Unitholders, or any of them, the Trustee, the Delaware Trustee or Eastern States.

SECTION 2.05 Principal Office and Delaware Trustee.

         Unless and until changed by the Trustee, the address of the principal office of the Trust is 500 Throckmorton, Suite 801, Fort Worth, Texas 76102. Unless and until changed by the Delaware Trustee, the principal place of business of the Delaware Trustee is Three Christina Center, 201 North Walnut Street, Wilmington, Delaware 19801. The Trust may maintain offices at such other place or places within or without the State of Delaware as the Trustee deems advisable.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST AND POWERS OF THE
                        TRUSTEE AND THE DELAWARE TRUSTEE

SECTION 3.01 General Authority.

                  (a) The Trustee accepts the trust created hereby and agrees to perform its duties with respect to such trust upon the terms of this Agreement. Subject to the limitations set forth in this Agreement, the Trustee, acting alone without the approval or consent of or notice to the


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

Delaware Trustee or any Unitholder, is authorized to take such action as in its judgment is necessary, desirable or advisable to best achieve the purposes of the Trust, including the authority to enter into the Conveyances, to agree to amendments, ratifications, consents, waivers or settlements of the terms of any of the Conveyances or to settle disputes with respect thereto, so long as (a) such amendments, ratifications, consents, waivers or settlements do not alter the nature of the Royalty Interests as a right to receive a share of the net proceeds from production from the Underlying Properties in accordance with the Conveyances which, with respect to the Trust, are free of any operating rights, expenses or obligations and (b) such amendments, ratifications, consents, waivers or settlements do not result in treatment of the Trust as an association taxable as a corporation for federal income tax purposes. The Trustee shall not dispose of any part of the Trust Estate except as provided in Sections 3.02, 3.07, 5.02 and 9.03 of this Agreement. Except as provided in this Section 3.01, the Trustee shall not agree to any amendment or waiver of any provision of, give any consent or release with respect to, or agree to the termination of the Conveyances without the requisite consent of Unitholders, pursuant to Article VIII of this Agreement.

                  (b) The Delaware Trustee accepts the trust created hereby and agrees to perform its duties hereunder with respect to the trust upon the terms of this Agreement. The Delaware Trustee is authorized to take only such actions, and shall be required to perform only such duties and obligations, with respect to the Trust as are specifically set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Delaware Trustee. The Delaware Trustee shall not otherwise manage or take part in the business or affairs of the Trust in any manner. Notwithstanding any other provision of this Agreement, unless specifically authorized in writing by the Trustee and consented to by the Delaware Trustee, the Delaware Trustee shall not participate in any decisions or possess any authority with respect to the administration of the Trust, the investment of the Trust's property or the payment of distributions of income or principal to the Unitholders. The Delaware Trustee shall have the power and authority to and, as directed by the Trustee or counsel to the Trust, shall execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Act, and the Delaware Trustee shall provide prompt written notice to the Trustee of its performance of any of the foregoing acts.

SECTION 3.02 Limited Power of Disposition.

                  (a) The Trustee may sell, at any time and from time to time,
(i) Royalty Interests of which the aggregate Standardized Measure as of the end of the most recently completed calendar year does not exceed $30 million and holders of Units representing a majority of Units present or represented at a meeting held in accordance with Article VIII approve such sale and (ii) Royalty Interests of which the aggregate Standardized Measure exceeds $30 million and holders of Units representing at least 66 2/3% of the outstanding Units present or represented at a meeting held in accordance with Article VIII approve such sale. This Section 3.02(a) shall not be construed to require approval of the Unitholders for any sale or other disposition of all or any part of the Royalty Interests pursuant to Sections 3.02(b), 3.05, 3.09. or 9.03. The Trustee is authorized to retain any of the Royalty Interests in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

                  (b) Eastern States may notify the Trustee, at any time and from time to time, that it desires to sell for cash any of the Underlying Properties to any Person not an Affiliate of Eastern States free of and unburdened by the Royalty Interests if the net cash sales price payable to the Trust for the Royalty Interests to be so sold pursuant to this Section 3.02(b) does not exceed $3 million in any calendar year or $20 million on an aggregate basis for the life of the Trust. Upon receipt of such notice the Trustee shall be required to join in such sale and execute and deliver a partial release, assignment or such other instrument as Eastern States may reasonably request to evidence that such Underlying Properties are being sold free and unburdened by the Royalty Interests. The net cash proceeds payable to the Trust from any sale pursuant to this Section 3.02(b) shall be allocated to the Trust based on such methodology as Eastern States determines to be fair and reasonable under the circumstances taking into account, among other factors, the Standardized Measure attributable to the Royalty Interests so sold in comparison to the aggregate Standardized Measure of the Royalty Interests and the Underlying Properties so sold.

SECTION 3.03 No Power to Engage in Business or Make Investments.

          Neither the Trustee nor the Delaware Trustee shall cause the Trust to acquire any asset other than the Royalty Interests and proceeds therefrom and other amounts paid to the Trust as set forth herein, or engage in any business or investment activity of any kind whatsoever, except for the activities permitted herein. Neither the Trustee nor the Delaware Trustee shall have any responsibility or authority relating to the operations of the Underlying Properties or the marketing of any production therefrom. Neither the Trustee nor the Delaware Trustee shall accept contributions to the Trust other than the Royalty Interests and the initial cash deposit.

SECTION 3.04 Interest on Cash on Hand.

         Cash being held by the Trustee as a reserve for the distribution of a Quarterly Distribution Amount or for the payment of any liabilities of the Trust, other than current routine administrative costs shall be placed by the Trustee with one or more banks or financial institutions (which, to the extent to which authorized pursuant to the Business Act and other applicable law, may be or may include any bank serving as the Trustee or the Delaware Trustee) and invested in (i) obligations issued by (or unconditionally guaranteed by) the United States of America or any agency or instrumentality thereof (provided such agency or instrumentality obligations are guaranteed by the full faith and credit of the United States of America), (ii) repurchase agreements secured by obligations qualifying under (i) above, (iii) money market mutual funds (including One Group U.S. Treasury Securities Money Market Fund and other such funds of the Trustee and its affiliates) registered under the Investment Company Act of 1940, as amended, that have been rated AAAmg or AAAm by S&P and Aaa by Moody's; provided that the portfolio of such money market mutual fund is limited to obligations described in (i) above and to agreements to repurchase such obligations, or (iv) a certificate of deposit of any bank having capital, surplus and undivided profits in excess of $100,000,000 which, in the case of
(ii), (iii) and (iv) above, matures prior to the date on which such Quarterly Distribution Amount is to be distributed or any such liability is to be paid. Any government obligation, repurchase agreement or certificate of deposit held by the Trustee shall be held until maturity. The interest rate on reserves placed with any bank serving as the Trustee or the Delaware Trustee shall be the interest rate that such bank pays in the normal course of business on amounts placed with it, taking into account the amount involved, the period held and other relevant factors.

SECTION 3.05 Power to Settle Claims.

         Subject to the limitations specified in Article XI, the Trustee is authorized to prosecute or defend, and to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient, without the joinder or consent of any Unitholder. Such authority shall include, but not be limited to, the authority to dispose of or relinquish title to any of the Royalty Interests that are the subject of such a dispute upon receipt of such evidence. The Trustee agrees to respond definitively to, and within a commercially reasonable time period following its receipt of, any written request by Eastern States relating to any such claim and complying with the last sentence of this Section 3.05, and the failure of the Trustee so to respond definitively and timely shall conclusively estop the Trustee from thereafter claiming a right that is inconsistent with the stated intent as set forth in the notice and materially detrimental to Eastern States or its Affiliates with respect to such requested matter. Any request made by Eastern States intended to be governed by this Section 3.05 shall specifically reference this Section.

SECTION 3.06 Power to Contract for Services; Transfer Agents and Registrar.

         In the administration of the Trust, the Trustee is empowered to employ oil and natural gas consultants, independent reservoir engineers, accountants (who may be the same engineering or accounting firm who are engaged as outside engineers or auditors for Eastern States, as the case may be), attorneys (who may be counsel to Eastern States unless Eastern States otherwise notifies the Trustee in writing) and other professional and expert persons, to employ or contract for clerical and other administrative assistance (including assistance from Eastern States and any of its Affiliates), to delegate to agents and employees any matter, whether ministerial or discretionary, and to act through such agents and employees, and to make payments of all fees for services or expenses in any manner thus incurred out of the Trust Estate. Without limiting the generality of the foregoing, the Trustee is specifically empowered to engage one or more securities brokers, investment banking firms, or agents or other experts experienced in the sale of oil and natural gas properties to assist in the sale of the Royalty Interests pursuant to Sections 3.02(a) and 9.03 hereof and, from time to time in its discretion, to appoint as a transfer agent and/or registrar for the Units any Entity qualified to so serve as transfer agent and/or registrar, delegating to such Entity the rights, powers and duties incident thereto, whether ministerial or discretionary, and to remove such appointee and appoint another or itself to perform such functions; provided that in so appointing, delegating and removing, the Trustee shall be guided by the goals of obtaining proper performance of such functions and reasonably minimizing the costs incident thereto. The Trustee shall, on behalf of the Trust, retain [EquiServe] as the initial transfer agent and registrar for the Units.

         In addition, the Trustee is specifically empowered to engage one or more persons to furnish to the Trust accounting, bookkeeping and other administrative services and reports (collectively, "Administrative Services") necessary (a) to determine the Net Proceeds and any other amounts payable to the Trust pursuant to the Conveyances, (b) to provide to the Trust information required for the Trust to provide to the Unitholders financial statements and other information with respect to Eastern States' interests in the Underlying Properties in the manner described in the prospectus constituting a part of the Securities Act Registration Statement under the caption "Available Information," and (c) to provide all information relating to the Royalty Interests and the Underlying Properties as shall be necessary (i) to permit the Trustee to comply, with respect to the Trust, with the reporting obligations of the Trust pursuant to the Exchange Act (including, without limitation, such reporting obligations with respect to required financial statements and supplementary financial information), the requirements of any securities exchange or quotation system on which the Units are listed or admitted for trading and the Trust Agreement, (ii) to sell the Royalty Interests in accordance with the Trust Agreement and (iii) for any other reasonable purpose of the Trust; provided, however, that Administrative Services shall not include (A) furnishing information other than with respect to the Royalty Interests or the Underlying Properties, (B) preparing any filings on behalf of the Trust, (C) performing any services by or at the direction of the Trustees on behalf of the Trust pursuant to the Trust Agreement other than as contemplated herein or (D) the furnishing of any information, data, documents or materials precluded by Section 3.14 and the penultimate sentence of Section 5.05 of the Trust Agreement. The Trustee initially engages Eastern States to provide such Administrative Services, provided that none of Eastern States, its officers, directors, agents, employees and Affiliates shall be liable to the Trust, the Trustee or Unitholders for claims, demands, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any claim) arising out of the rendering of the Administrative Services by Eastern States hereunder except that Eastern States shall be liable for gross negligence or willful misconduct in the rendering of the Administrative Services.

SECTION 3.07 Payment of Liabilities of Trust.

         Except as otherwise provided in this Agreement, the Trustee shall, to the extent that funds of the Trust are available therefor (which shall not include funds previously set aside for payment of a Quarterly Distribution Amount), make payment or reimbursement of all liabilities of the Trust, including, but without limiting the generality of the foregoing, all expenses, taxes, liabilities incurred of all kinds, compensation to it for its services hereunder, as provided for in Article VII, and compensation to such parties as may be employed as provided for in Section 3.06 hereof. With respect to any liability that is contingent or uncertain in amount or that otherwise is not currently due and payable, the Trustee may, but is not obligated to, establish a cash reserve for the payment of such liability. The Trustee shall not pay any liability of the Trust with funds set aside pursuant to Section 5.02 of this Agreement for the payment of a Quarterly Distribution Amount. If at any time the cash on hand and to be received by the Trustee and available to pay liabilities is not, or will not be, in the judgment of the Trustee, sufficient to pay liabilities of the Trust as they become due, the Trustee is authorized to borrow the funds required to pay such liabilities. In the event of such a borrowing, no further distributions shall be made to Unitholders (except in respect of a previously determined Quarterly Distribution Amount) until the indebtedness created by such borrowings has been paid in full. Such funds may be borrowed from any Person, including, without limitation, the Bank while serving as Trustee or any other Entity serving as a fiduciary hereunder, on a secured or unsecured basis, provided that neither the Bank nor any other Entity shall be required to make any such loan. To secure payment of such indebtedness (including any indebtedness to the Bank or any other Entity serving as a fiduciary hereunder), the Trustee is authorized to (i) mortgage, pledge, grant security interests in or otherwise encumber the Trust Estate, or any portion thereof, including the Royalty Interests, (ii) carve out and convey production payments from the Royalty Interests, (iii) include any and all terms, powers, remedies, covenants and provisions deemed necessary or advisable in the Trustee's discretion, including, without limitation, confession of judgment and the power of sale with or without judicial proceedings and (iv) provide for the exercise of those and other remedies available to a secured lender in the event of a default on such loan. If such funds are loaned to the Trust by the Bank or any other Entity while the Bank or such other Entity is serving as a fiduciary hereunder, the terms of such indebtedness and security interest shall be similar to the terms which the Bank or such other Entity would grant to a similarly situated commercial customer with whom it did not have, directly or indirectly, a fiduciary relationship, and the Bank or such other Entity shall be entitled to enforce its rights with respect to any such indebtedness and security interest as if it were not, directly or indirectly, and had never been, directly or indirectly, Trustee or a fiduciary hereunder.

SECTION 3.08 Income and Principal.

         The Trustee shall not be required to keep separate accounts or records for income and principal or maintain any reserve for depletion of the Royalty Interests. However, if the Trustee does keep such separate accounts or records, then the Trustee is authorized to treat all or any part of the receipts from the Royalty Interests as income or principal, without having to maintain any reserve therefor, and in general to determine all questions as between income and principal and to credit or charge to income or principal or to apportion between them any receipt or gain and any charge, disbursement or loss as is deemed advisable under the circumstances of each case.

SECTION 3.09 Term of Contracts.

         In exercising the rights and powers granted hereunder, the Trustee is authorized to make the term of any transaction or contract or other instrument extend beyond the term of the Trust.

SECTION 3.10 Transactions With Entity Serving as the Trustee or the Delaware Trustee.

         To the extent such conduct may be authorized under applicable law and except as otherwise provided herein, each of the Trustee and the Delaware Trustee is authorized in exercising its powers under this Agreement to make contracts and have dealings with itself, directly and indirectly, in any other fiduciary or individual capacity.

SECTION 3.11 No Security Required.

         No Entity serving as a trustee hereunder shall be required to furnish any bond or security of any kind.

SECTION 3.12 Divestiture of Units.

         If at any time (i) the Trust, the Trustee or the Delaware Trustee is named a party in any judicial or administrative proceeding which seeks the cancellation or forfeiture of any property in which the Trust has an interest or asserting the invalidity of or otherwise challenging the Royalty Interests or any portion thereof or (ii) the Trustee is notified by Eastern States or an Affiliate of Eastern States in writing of any such proceeding to which Eastern States or such Affiliate is made a party relating to the Underlying Properties, in either case because of the nationality, citizenship or any other status, of any one or more Unitholders, the following procedures shall be applicable:

                  (a) The Trustee shall promptly give written notice ("Notice") to each Unitholder ("Ineligible Holder") whose nationality, citizenship or other status is an issue in the proceeding as to the existence of such controversy. The Notice shall contain a reasonable summary of such controversy, shall include and shall constitute a demand to each Ineligible Holder that he dispose of his Units to a Person which would not be an Ineligible Holder within 30 days after the date of the Notice and shall advise such Ineligible Holder of the consequences set forth in paragraphs (b) and (c) of this Section 3.12 if such Ineligible Holder fails to dispose of his Units.

                  (b) If any Ineligible Holder fails to dispose of his Units prior to the 90th day after the expiration of the 30-day period specified in the Notice, the Trustee shall cancel all outstanding Certificates issued in the name of such Ineligible Holder, effect a Confirmation reflecting the transfer of Units evidenced by such cancelled Certificates to the Trust and issue a Certificate in the name of the Trust evidencing such Units. Such Units shall be held as treasury interests by the Trust and shall be deemed to be redeemed or cancelled. Upon such issuance, the Trustee shall use Best Efforts to promptly sell, to the extent permitted by law, such Units on a securities exchange or other securities market where such Units are listed or otherwise traded. If the Units are not at such time actively traded on a securities exchange or other securities market, the Trustee shall use Best Efforts to effect a private sale in any manner permitted by law. The Ineligible Holder shall be given notice of any such cancellation and subsequent transfer at his address as shown on the records of the Trustee in accordance with Section 11.08 hereof accompanied by a request that such Ineligible Holder surrender to the Trustee the cancelled Certificates. Upon receipt by the Trustee of the cancelled Certificates, the Trustee shall pay the proceeds of any such sale (net of sales expenses) to the Ineligible Holder. If the cancelled Certificates are not surrendered, the tender is refused by the Ineligible Holder or if the Ineligible Holder cannot be located after reasonable efforts, the above cash purchase price shall be held by the Trustee in a non-interest bearing escrow account (which account shall not constitute a part of the Trust Estate) for the benefit of such Ineligible Holder, until proper claim for same has been made by such Ineligible Holder, subject to applicable laws concerning unclaimed property.

Any Certificate previously evidencing Units transferred to the Trustee pursuant to this Section 3.12 shall cease to represent any Units.

                  (c) If any Ineligible Holder fails to dispose of his Units within 30 days after the date of the Notice, cash distributions in respect of Units for Quarterly Record Dates following the expiration of such 30-day period shall be suspended to such Ineligible Holder and paid into a non-interest bearing escrow account (which account shall not constitute a part of the Trust Estate) maintained by the Trustee in respect of such Units for so long as the Ineligible Holder continues to own such Units. Upon the disposition of such Units by the Ineligible Holder to a party who is not an Ineligible Holder or upon cancellation of the Certificates evidencing such Units pursuant to paragraph (b) above, all cash distributions then held in escrow in respect of such transferred Units shall be distributed to such Ineligible Holder.

SECTION 3.13 Filing of Registration Statements, Listing of Units.

                  (a) The Trustee shall, upon the request of Eastern States or its successors in interest, on behalf of the Trust, cooperate with Eastern States and otherwise use Best Efforts to cause:

                    (i) one or more Securities Act Registration Statements to be prepared, signed, filed and declared effective by the Commission;

                    (ii) the Exchange Act Registration Statement to be prepared, signed, filed and become effective;

                    (iii) the Units to be qualified or exempted from
               qualification under the securities or Blue Sky laws of the several states; and

                    (iv) the Units to be listed for trading on the NYSE or
               another national securities exchange, as Eastern States shall select, or, if listing on a national securities exchange is not feasible or is undesirable, to cause the Units to be admitted for quotation on the National Association of Securities Dealers Automated Quotation System National Market System (the "NASDAQ").

                  (b) Eastern States shall be obligated and entitled, at its own expense except as otherwise herein provided, to take or cause to be taken all steps customary or appropriate to the accomplishment of the objectives set forth in this Section 3.13 including, without limitation, engaging counsel for itself and approving special counsel for the Trust, engaging accountants for the Trust, contracting for all printing and engraving services, making all filings and applications necessary to the foregoing and paying all filing and application fees associated therewith. The Trustee shall execute, by and on behalf of the Trust, any documents incidental or related to the foregoing objectives as reasonably requested by Eastern States. Notwithstanding anything in this Section
3.13 to the contrary, unless required by the Commission, the Trustee shall not be required to sign any Securities Act Registration Statement or Exchange Act Registration Statement in connection with the initial public offering or any subsequent offering of the Units. If the Trustee does not sign any Securities Act Registration Statement or Exchange Act Registration Statement on behalf of the Trust in connection with the initial public offering or any subsequent offering of the Units by Eastern States, then Eastern States may sign on behalf of the Trust.

                  (c) The reasonable fees, charges, expenses, disbursements and other costs incurred by the Trustee or Delaware Trustee in connection with the discharge of its duties pursuant to this Agreement including, without limitation, trustee fees, engineering, audit and legal fees, printing and mailing costs and amounts reimbursed or paid to Eastern States pursuant to
Section 3.06 hereof, shall be paid out of the Trust Estate as an administrative expense of the Trust, provided that the organizational expenses of the Trust shall be paid by Eastern States, except that the cost of legal counsel for the Trustee, the Delaware Trustee, and the Trust (including legal fees incurred by the Trustee or the Delaware Trustee in connection with the formation of the Trust and issuance of Units) shall be paid out of the Trust Estate.

                  (d) After the registration of the Units pursuant to the Exchange Act and/or the listing of the Units on the NYSE or another national securities exchange or the quotation of the Units on the NASDAQ, the Trustee, on behalf of the Trust, shall cause the Trust to comply with all of the rules, orders and regulations of the Commission, such exchange or the National Association of Securities Dealers, Inc., related to such registration, listing or quotation, as the case may be, and take all such other reasonable actions necessary for the Units to remain so registered, listed or quoted until the Trust is terminated.

                  (e) The Trustee shall be empowered to, in connection with the initial public offering of the Units or such other public offering of Units, upon the request of Eastern States, in the name and on behalf of the Trust, enter into any underwriting agreement for the purpose of causing the Trust to provide certain warranties and agreement, including, without limitation, providing, jointly and severally with Eastern States, indemnification in favor of the underwriters and their control persons for material misstatements and omissions made in connection with the public offering (and related contribution agreements), and in connection therewith the Trustee shall upon the request of Eastern States, provide certificates and other documents (provided that in no event shall the Trustee be required to sign any registration statement under the Securities Act or Exchange Act unless required to do so by the Commission) and engage legal counsel to provide opinions of counsel reasonably requested by the underwriters under such agreements; provided that the warranties and agreements or obligations of the Trust under this paragraph (e) shall be limited solely to the assets of the Trust and shall not result in the incurrence of any liability by the Trustee or any Unitholder. In the event the Trustee does not sign such underwriting agreement, Eastern States may sign on behalf of the Trust.

SECTION 3.14 Reserve Report.

         If a Reserve Report for the Royalty Interests is not provided by Eastern States pursuant to Section 4.08 of the Conveyances, the Trustee shall cause a Reserve Report for the Royalty Interests to be prepared by a firm of independent petroleum engineers selected by the Trustee as of December 31 of each year, in accordance with criteria established by the Commission showing estimated proved oil and natural gas reserves attributable to the Royalty Interests as of December 31 of such year and other reserve information required in order for the Trustee to furnish the information required in Sections 5.03 and 5.04 of this Agreement. Such Reserve Report shall also show estimated future net revenues and the net present value (discounted at 10 percent or such other rate required by the Commission) of the estimated future net revenues (calculated in accordance with criteria established by the Commission) of proved reserves attributable to the Royalty Interests. The costs of such Reserve Reports, whether provided by Eastern States or obtained by the Trustee, shall constitute an administrative expense of the Trust payable out of the Trust Estate pursuant to Section 3.07. Eastern States shall assist the Trustee in the preparation of the Reserve Reports by furnishing all current and existing reserve, production and geophysical data in its possession relating to the Royalty Interests reasonably requested by or on behalf of the independent petroleum engineers selected by the Trustee as necessary to prepare such Reserve Reports; provided, that Eastern States shall not be required to disclose or produce any information, documents or other materials which (a) were generated for analysis or discussion purposes or contain interpretative data or (b) are subject to the attorney-client or attorney-work product privileges, or any other privileges to which Eastern States may be entitled pursuant to applicable law.

                                   ARTICLE IV

               TRUST UNITS AND BENEFICIAL INTEREST IN CERTIFICATES

SECTION 4.01 Creation and Distribution.

         Ownership of the entire Beneficial Interest shall be divided into 10,500,000 Units. Except as otherwise provided in Section 3.12 hereof, the ownership of the Units shall be evidenced by Certificates in the form attached as Exhibit A hereto and evidenced by entry of a notation in an ownership ledger maintained for such purpose by the Trustee. The Certificates issued by the Trustee from time to time after the Closing may contain such changes of form, but not substance, from the Certificates issued by the Trustee at Closing as the Trustee, from time to time, deems necessary or desirable. Upon issuance in accordance with this Agreement, the Units shall be validly issued, fully paid and nonassessable. No Unit shall be entitled to preemptive or other similar rights. The Unitholders shall be bound by the terms of the Agreement.

SECTION 4.02 Rights of Unitholders; Limitation on Personal Liability of Unitholders.

         Each Unit shall represent a pro rata undivided ownership of the Beneficial Interest and shall entitle its holder to participate pro rata in the rights and benefits of Unitholders under this

Agreement. A Unitholder (whether by assignment or otherwise) shall take and hold each Unit subject to all the terms and provisions of this Agreement and the Conveyances, which shall be binding upon and inure to the benefit of the successors, assigns, legatees, heirs and personal representatives of such Unitholder. By an assignment or transfer of one or more Units, the assignor thereby shall, with respect to such assigned or transferred Unit or Units, part with, except as provided in Section 4.04 of this Agreement in the case of a transfer after a Quarterly Record Date and prior to the corresponding payment date, (i) all of his right, title and interest in and to such Unit or Units, and (ii) all interests, rights and benefits of a Unitholder under the Trust and this Agreement that are attributable to such Unit or Units as against all other Unitholders, the Trust and the Trustee, including, without limiting the generality of the foregoing, any and all rights to any Quarterly Distribution Amounts, or any portion thereof, for any Quarterly Period or Quarterly Periods subsequent to the Quarterly Period which relates to the last Quarterly Record Date on which the assignor owned such Units. The Trust Units and the rights, benefits and interests evidenced thereby are and, for all purposes (except for tax purposes), shall be construed to be in all respects intangible personal property, and the Trust Units shall be bequeathed, assigned, disposed of and distributed as intangible personal property. No Unitholder as such shall have any title, legal or equitable, in or to any real property interest or tangible personal property interest that may be considered a part of the Trust Estate, including, without limiting the foregoing, the Royalty Interests or any part thereof, or in or to any asset of the Trust Estate to the extent that an interest in such asset would cause the interest of a Unitholder to be treated as other than an intangible personal property interest, but the sole interest of each Unitholder shall be his ownership in the Beneficial Interest and the obligation of the Trustee to hold, manage and dispose of the Trust Estate and to account for the same as provided in this Agreement. No Unitholder shall have the right to call for or demand or secure any partition or distribution of the Royalty Interests or any other asset of the Trust Estate or any accounting during the continuance of the Trust or during the period of liquidation and winding up under Section 9.03 of this Agreement. Pursuant to Section 3803(a) of the Business Act, the Unitholders shall be entitled, to the fullest extent permitted by law, to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit.

SECTION 4.03        Execution of Certificates.

                  (a) Except as provided in (d) below, all Certificates shall be signed by a duly authorized officer of the Trustee. Certificates may be signed on behalf of the Trustee by such person who, as at the actual date of the signing of such Certificates, is the proper officer of the Trustee, although at the nominal date of such Certificates any such person was not such officer of the Trustee. Any such signature may be the manual or facsimile signature (to the extent permitted by law or the rules or regulations of any stock exchange on which the Units are listed or admitted for trading) of such officers and may be affixed, imprinted or otherwise reproduced on the Certificate.

                  (b) Pending the preparation of definitive Certificates, the Trustee shall execute, and the transfer agent and registrar for the Units appointed in accordance with Section 3.06 of this Agreement shall sign and register, temporary Certificates, as directed in a certificate of an officer of

Eastern States. Temporary Certificates may contain such references to any provisions of this Agreement as may be appropriate. Every temporary Certificate shall be executed by the Trustee and signed and registered upon the same conditions and in substantially the same manner, and with like effect as the definitive Certificates.

                  (c) As promptly as practicable, the Trustee shall execute and furnish definitive Certificates and thereupon temporary Certificates may be surrendered in exchange therefor without charge to the Unitholders at the principal office of the transfer agent at which Certificates may be presented for transfer pursuant to Section 4.04 hereof, and the Trustee (or the transfer agent and registrar if an Entity other than the Trustee is serving in such capacities) shall sign and register in exchange for such temporary Certificates a like aggregate amount of definitive Certificates. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.

                  (d) If Eastern States or the Trustee elects to issue Units in global form through a depositary, the transfer agent is authorized to issue and register the Units in accordance with the procedures of the depositary. Units issued in global form shall be validly issued upon the receipt from the transfer agent of a certificate stating that the Units have been duly issued and registered in accordance with the directions of Eastern States or the Trustee.

SECTION 4.04 Registration and Transfer of Units; Lost and Destroyed
Certificates.

         The Units shall be transferable as against the Trustee as provided herein, and then only on the records of the Trustee and, except as provided in
Section 3.12 hereof, upon the surrender of Certificates, if any, and compliance with such reasonable regulations as it may prescribe. No service charge shall be made to the transferor or Transferee for any transfer of a Unit (or recordation or registration thereof), but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until any such registration of transfer is completed the Trustee may treat the owner of any Unit as shown on its ownership ledger as the owner of the Unit for all purposes and shall not be charged with notice of any claim or demand respecting such Unit or the interest represented thereby by any other party. Any such transfer of a Unit shall, as to the Trustee, transfer to the Transferee as of the close of business on the date of transfer all of the undivided right, title and interest of the transferor in and to the Beneficial Interest in respect of such Unit, provided that a transfer of a Unit after any Quarterly Record Date shall not transfer to the Transferee the right of any transferor to any sum payable to him as the holder of the Unit of record on such Quarterly Record Date. As to matters affecting the title, ownership, warranty or transfer of Trust Units, Article 8 of the Uniform Commercial Code, the Uniform Act for Simplification of Fiduciary Transfers and other statutes and rules with respect to the transfer of securities, each as is adopted and then in force in the State of Delaware, shall govern and apply. The death of any Unitholder shall not entitle the Transferee of such Unitholder to an accounting or valuation for any purpose, but such Transferee shall succeed to all rights of the deceased Unitholder under this Agreement upon proper proof of title, satisfactory to the Trustee.

         If any Certificate should become lost, stolen, destroyed or mutilated, the Trustee, in its discretion and upon proof satisfactory to the Trustee, together with a surety bond sufficient in the opinion of the Trustee to indemnify the Trustee, the Delaware Trustee, and the Trust against all loss or expenses in the premises, and, in the case of a mutilated Certificate, surrender of the mutilated Certificate, may issue a new Certificate to the holder of such lost, stolen, destroyed or mutilated Certificate as shown by the records of the Trustee, upon payment of a reasonable charge of the Trustee and any reasonable expenses incurred by it in connection therewith.

SECTION 4.05 Protection of Delaware Trustee and Trustee.

         Each of the Delaware Trustee and the Trustee, and each Entity serving in any such fiduciary capacity, shall be protected in acting or relying upon any notice, certificate, assignment, opinion of counsel, report of certified public accountant or any petroleum engineer or auditor or other expert, credential, or any other document or instrument. Each of the Delaware Trustee and the Trustee, and each Entity serving in any such fiduciary capacity, is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code, the Uniform Act for Simplification of Fiduciary Security Transfers, and the application of other statutes and rules with respect to the transfer of securities, each as is adopted and then in force in the State of Delaware, as to all matters affecting title, ownership, warranty or transfer of the Certificates and Units, without any personal liability for such reliance, and the indemnity granted under Section 6.02 of this Agreement shall specifically extend to any matters arising as a result thereof. Further, and without limiting the foregoing, each of the Delaware Trustee, the Trustee and each Entity serving in either such capacity is specifically authorized and directed to rely upon the validity of the Conveyance and the title held by the Trust in the Royalty Interests pursuant thereto, and is further specifically authorized and directed to rely upon opinions of counsel in each of the states in which the Underlying Properties are located, without any liability in any capacity for such reliance.

SECTION 4.06 Determination of Ownership.

         In the event of any disagreement between Persons claiming to be Transferees of any Unit, the Trustee shall be entitled, in addition to other rights which it may have under applicable law, at its option to refuse to recognize any such claim so long as such disagreement shall continue. In so refusing, the Trustee, and any Entity serving in such capacity, may elect to make no disposition of the interest represented by the Unit involved, or any part thereof, or of any sum or sums of money accrued or accruing thereunder, and, in so doing, the Trustee shall not be or become liable to any Person for the failure or refusal of the Trustee to comply with such conflicting claims, and shall be entitled to continue so to refrain and refuse so to act, until:

                  (a) the rights of the adverse claimants have been adjudicated by arbitration (pursuant to Article XI) or by a final nonappealable judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, or

                  (b) all differences have been resolved by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

                                       ARTICLE V

                          ACCOUNTING AND DISTRIBUTION; REPORTS

SECTION 5.01 Fiscal Year and Accounting Method.

         The Trustee shall adopt for the Trust the calendar year as its fiscal year. The Trustee shall maintain its books in accordance with generally accepted accounting principles or such other method as will provide appropriate financial data responsive to the needs of the Unitholders and which shall comply with
Section 5.03 and 5.04.

SECTION 5.02 Quarterly Distributions.

         At least 12 calendar days prior to each Quarterly Record Date, Eastern States shall notify the Trustee of Eastern States estimate of the cash to be received by the Trust attributable to the Royalty Interests during the Quarterly Period to which such Quarterly Record Date pertains. At least 10 calendar days (or such longer period of time as may be required by the rules of any securities exchange on which the Units are listed or admitted to trading), prior to each Quarterly Record Date the Trustee shall communicate to the Unitholders its determination of the Quarterly Distribution Amount for the relevant Quarterly Period, assuming that the amount of cash estimated by Eastern States to be received by the Trust attributable to the Royalty Interests is actually received by the Trust in a timely fashion and including the amount of interest estimated by the Trustee to be earned on such cash proceeds during the period held by the Trust. Any excess of interest actually earned on such Quarterly Distribution Amount over the interest expected to be earned thereon shall be included in the next computed Quarterly Distribution Amount. Any deficit in interest actually earned compared to interest expected to be earned shall be made up from other assets of the Trust, and the cost of so doing shall be treated as an administrative expense of the Trust for the Quarterly Period in which the deficit is realized. The Trustee shall request from the Transfer Agent its list of Unitholders as of the close of business on each Quarterly Record Date for the purpose of determining the Unitholders entitled to receive the Quarterly Distribution Amount in respect of such Quarterly Period. On or prior to the 25th day of the third calendar month after the end of each Quarterly Period during the term of the Trust, the Trustee shall, subject to Section 3.12 hereof, distribute to the Unitholders pro rata the Quarterly Distribution Amount with respect to such Quarterly Period, together with an amount previously determined by the Trustee pursuant to this Section 5.02 as that amount of interest expected to be earned on each such amount from the date of receipt thereof by the Trustee to the payment date, to Unitholders of record on the Quarterly Record Date for such Quarterly Period.

SECTION 5.03 Income Tax Reporting.

         For federal or state income tax purposes, the Trustee shall file for the Trust such returns and statements as the Trustee is advised are required to comply with applicable provisions of (i) the Code or any successor statute or statutes and the regulations thereunder and (ii) any applicable state laws or regulations thereunder, in either case to permit each Unitholder to make all calculations reasonably necessary for tax purposes. The Trustee is authorized and directed to treat all income, credits and deductions of the Trust for each Quarterly Period as having been realized on the Quarterly Record Date for such Quarterly Period unless otherwise advised by counsel or the Internal Revenue Service.

SECTION 5.04 Reports to Unitholders and Others.

                  (a) Within 120 days following the end of each fiscal year or such shorter period of time as may be required by the rules of any securities exchange on which the Units are listed for trading, the Trustee shall mail to each Person who was a Unitholder of record on a date to be selected by the Trustee an annual report, containing financial statements audited by a nationally recognized firm of independent public accountants selected by the Trustee, and such annual reserve information regarding the Royalty Interests as may be required by any regulatory authority having jurisdiction.

                  (b) Promptly after receipt of the requisite information and no later than the 15th day of February in each calendar year, the Trustee shall prepare and mail to Unitholders of record on each of the four preceding Quarterly Record Dates occurring during the prior calendar year, such report or reports as may be necessary to permit each Unitholder to make all calculations reasonably necessary for federal and state tax purposes for the preceding calendar year or any Quarterly Period thereof, including depletion.

                  (c) The Trustee is authorized to make and shall take all reasonable actions necessary to make all Exchange Act filings on behalf of the Trust with the Commission. It is the intention of Eastern States that the Units be listed for trading on the NYSE, Inc. and, in this regard, Eastern States shall advise the Trustee of any actions (consistent with the purposes of the Trust) that the Trustee should take in connection with the effectuation of such listing. If listing is accomplished, the Trustee shall take all reasonable actions necessary to maintain such listing including compliance with the stock exchange's rules and the filing of any reports required by the stock exchange. Eastern States shall prepare and file all filings and reports required under the Securities Act or state securities or Blue Sky laws.

                  (d) In addition, the Trustee is authorized to make, and the Trustee shall take, all reasonable action to prepare and mail to the Unitholders any reports, press releases or statements, financial or otherwise, that Eastern States notifies the Trustee are required to be provided by the Trustee to Unitholders by law or governmental regulation or the requirements of any securities exchange on which the Units are listed or admitted to trading.

                  (e) Notwithstanding any time limit imposed by paragraph (a) or
(b) of this Section 5.04, if, due to a delay in receipt by the Trustee of information necessary for preparation of a report or reports required by such paragraphs, the Trustee shall be unable to prepare and mail such report or reports within such time limit, the Trustee shall prepare and mail such report or reports as soon thereafter as practicable.

SECTION 5.05 Information to be Supplied by Eastern States and Trustee.

         Eastern States shall provide, or cause to be provided, to the Trustee on a timely basis such information as is not known to the Trustee or is otherwise more easily available to Eastern States than to the Trustee concerning the Royalty Interests (including information with respect to the Underlying Properties owned by Eastern States or any of its affiliates) and related matters as shall be necessary to permit the Trustee to comply with respect to the Trust with the reporting obligations of the Trust pursuant to the Exchange Act, the requirements of any securities exchange on which the Units are listed or admitted to trading and this Agreement and for any other reasonable purpose of the Trust. The Trustee shall provide to Eastern States, within 15 days after the end of each calendar quarter, a written itemized report showing each administrative cost of the Trust paid or payable for such quarter (including, but not limited to, each out-of-pocket expenditure, all trustee compensation and the administrative services fee paid to Eastern States). In addition, Eastern States shall provide to the Trustee, for use in connection with the Trust's Form 10-K annual report, a "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   ARTICLE VI

                  LIABILITY OF DELAWARE TRUSTEE AND TRUSTEE AND
                              METHOD OF SUCCESSION

SECTION 6.01 Liability of Delaware Trustee and Trustee.

                  (a) Notwithstanding any other provision of this Agreement, each of the Delaware Trustee and the Trustee, in carrying out its powers and performing its duties, may act in its discretion, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any such Entity. Each Entity serving in such capacity shall be personally or individually liable only for fraud or acts or omissions in bad faith or which constitute gross negligence and shall not otherwise be individually or personally liable for any act or omission of any agent or employee unless acting in bad faith or with gross negligence in the selection and retention of such agent or employee. No Entity serving as Trustee or Delaware Trustee shall be individually liable by reason of any act or omission of any other Entity serving as Trustee or Delaware Trustee.

                  (b) If the Trustee enters into a contract on behalf of the Trust or Trust Estate without ensuring that any liability arising out of such contract shall be satisfiable only out of the Trust Estate and shall not in any event, including the exhaustion of the Trust Estate, be satisfiable out of amounts at any time distributed to any Unitholder or out of any other assets owned by any

Unitholder, then the Trustee vis-a-vis the Unitholders, shall be fully and exclusively liable for such liability, but shall have the right to be indemnified and reimbursed from the Trust Estate to the extent provided in
Section 6.02.

SECTION 6.02 Indemnification of Trustee and Delaware Trustee..

                  (a) Each Entity serving as the Delaware Trustee or the Trustee, as well as each of their officers, directors, employees and agents (including Eastern States and any of its Affiliates when acting as agents), shall be indemnified and held harmless by, and receive reimbursement from, the Trust Estate against and from any and all liabilities, expenses, claims, damages or losses incurred by it, individually and as trustee, in the administration of the Trust and the Trust Estate or any part or parts thereof, or in the doing of any act done or performed, or in any omission occurring, on account of its being trustee, except such liabilities, expenses, claims, damages or losses as to which it is liable under Section 6.01 of this Agreement (it being understood that each Entity serving as the Delaware Trustee or the Trustee shall be indemnified and held harmless by, and receive reimbursement from, the Trust Estate against such Entity's own negligence which does not constitute gross negligence). Each Entity serving as the Delaware Trustee or the Trustee shall have a first lien upon the Trust Estate to secure it for such indemnification and reimbursement and for compensation to be paid to such Entity. Neither the Delaware Trustee nor the Trustee nor any Entity serving in either of such capacities, nor any agent or employee thereof shall be entitled to any reimbursement or indemnification from any Unitholder for any liabilities, expenses, claims, damages or losses incurred by the Delaware Trustee or the Trustee or any such Entity, agent or employee, except as provided in the second paragraph of Section 4.04 of this Agreement, their right of reimbursement and indemnification, if any, being limited solely to the Trust Estate, whether or not the Trust Estate is exhausted without full reimbursement or indemnification. All legal or other expenses reasonably incurred by the Trustee or Delaware Trustee in connection with the investigation or defense of any loss, claim, damage, liability or action in which such trustee is entitled to indemnity under this Section 6.02(a) shall be paid out of the Trust Estate. This Section 6.02(a) is in addition to any right(s) to indemnification available under Section 3.13(f).

                  (b) Eastern States shall indemnify and hold harmless each of the Delaware Trustee and the Trustee, individually and as trustee, against any losses, claims, damages or liabilities, to which such trustee may become subject, under or with respect to the Securities Act, the Exchange Act, any other federal or state securities law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or are connected with an untrue statement or alleged untrue statement of a material fact contained in, or an omission or alleged omission of a material fact from, (i) the Securities Act Registration Statement, any preliminary prospectus, the final prospectus, or any amendment or supplement thereto, or (ii) any other filing, report or other action taken in respect to the Securities Act, the Exchange Act or any other federal or state securities law, the listing of the Units on the NYSE or another national securities exchange or the quotation of the Units on NASDAQ; provided, however, that Eastern States shall not be liable to the Trustee or Delaware Trustee, individually or as trustees, in any such case under the preceding clause (i) of this Section 6.02(b) to the extent that any such loss, claim, damage or liability arises out of, is based upon or is connected with information furnished by the Trustee or the Delaware Trustee expressly for use in the Securities Act Registration Statement, any preliminary prospectus, the final prospectus or any amendment or supplement thereto; and provided, further, however, that Eastern States shall not be liable to the Trustee or the Delaware Trustee, individually or as trustees, in any such case under the preceding clause (ii) of this Section 6.02(b) to the extent that any such loss, claim, damage or liability arises out of, is based upon or is connected with information prepared or furnished by the Trustee or the Delaware Trustee if the Trustee and the Delaware Trustee have been adjudicated by a final nonappealable judgment of a court of competent jurisdiction to have acted in bad faith or with gross negligence. Subject to
Section 6.02(d) hereof, Eastern States shall reimburse the Trustee and the Delaware Trustee for any legal or other expenses reasonably incurred by such trustee in connection with the investigation or defense of any loss, claim, damage, liability or action in which such trustee is entitled to indemnity by Eastern States hereunder.

                  (c) Eastern States shall indemnify and hold harmless each of the Trustee and the Delaware Trustee, individually and as trustee, against any losses, claims, damages or liabilities to which such trustee may become subject, under or with respect to any of the Environmental Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are in connection with, or are based upon the Underlying Properties, except for losses, claims, damages or liabilities arising from any acts of such trustee not contemplated hereunder. The obligations of Eastern States hereunder may be assigned or transferred to any Entity acquiring the Underlying Property to which each loss, claim, damage or liability relates provided such Entity (or any Entity guaranteeing the obligations hereunder of such Entity) unconditionally agrees in writing, reasonably satisfactory to the Trustee, to assume Eastern States' obligations under this Section 6.02(c). In the event Eastern States assigns its obligations hereunder as permitted above, the provisions of Section 6.02(d) of this Agreement shall govern the indemnification obligation of the transferee. Subject to Section 6.02(d) hereof, Eastern States shall reimburse the Trustee and the Delaware Trustee for any legal or other expenses reasonably incurred by such trustee in connection with the investigation or defense of any loss, claim, damage, liability or action for which such trustee is entitled to indemnity by Eastern States hereunder.

                  (d) If any action or proceeding shall be brought or asserted against the Trustee or Delaware Trustee (each referred to as an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from Eastern States (herein referred to as the "Indemnifying Party") pursuant to Section 6.02(b) or Section 6.02(c) hereof, of which the Indemnified Party shall have received notice, the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless
(i) the Indemnifying Party has agreed to pay such fees and expenses; (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party on any such action or proceeding; or (iii) the named parties to any such action or proceeding include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such trustee that are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party and the Indemnified Party may employ such counsel for the defense of such action or proceeding as is reasonably satisfactory to the Indemnifying Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for the Indemnified Parties at any time). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Indemnifying Party, but, if settled with such written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party agrees (to the extent stated above) to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                  (e) Any losses, claims, damages or liabilities for which any Entity serving as the Trustee or the Delaware Trustee may be entitled to indemnification under this Section 6.02 shall be first satisfied out of the Trust Estate pursuant to Section 6.02(a) prior to any indemnification from Eastern States, except for environmental liabilities arising out of or relating to activities occurring on, or in connection with, or conditions existing on or under, the Underlying Properties before September 1, 1999 which, pursuant to the terms of the Conveyances, are required to be borne by Eastern States and not the Trust; provided, Eastern States shall be required to provide such indemnification at any time and from time to time that cash in the Trust Estate or cash reasonably anticipated to be available is inadequate to satisfy and discharge such claims, damages or liabilities.

                  (f) The obligations of the Trust and Eastern States under this Section shall survive the resignation or removal of the Trustee or the Delaware Trustee and, in the case of Eastern States, the termination of the Trust and this Agreement. SECTION 6.03 Resignation of Delaware Trustee and Trustee.

SECTION 6.03 Resignation of Delaware Trustee and Trustee

         Any Entity serving as the Delaware Trustee or the Trustee may resign, as such, with or without cause, at any time by written notice to Eastern States, to any other Entity serving as the Delaware Trustee or the Trustee, and to each of the then Unitholders of record in accordance with Section 11.08 of this Agreement. Such notice shall specify a date when such resignation shall take effect, which shall be a Business Day not less than 60 days after the date such notice is mailed; provided, however, that in no event shall any resignation of the Trustee be effective until a successor Trustee has accepted its appointment as Trustee pursuant to the terms hereof; and provided, further, that in no event shall any resignation of the Delaware Trustee be effective until a successor Delaware Trustee has accepted its appointment as Delaware Trustee pursuant to the terms hereof.

SECTION 6.04 Removal of Delaware Trustee and Trustee.

                  (a) Each Entity serving as the Delaware Trustee or the Trustee may be removed as trustee hereunder, with or without cause, at a meeting held in accordance with the requirements of Article VIII, provided that any removal of the Delaware Trustee shall be effective only at such time as a successor Delaware Trustee, fulfilling the requirements of Section 3807(a) of the Business Act, has been appointed and has accepted such appointment, and provided, further, that any removal of the Trustee shall be effective only at such time as a successor Trustee has been appointed and has accepted such appointment.

                  (b) The Trustee may be removed as trustee hereunder by Eastern States, in its sole discretion, in the event that the Trustee fails for two years in any three year period to prepare and mail to Unitholders of record on each of the four preceding Quarterly Record Dates occurring during the prior calendar year, such reports as are required by Section 5.04(b), provided that any removal shall be effective only at such time as Easter States, in its sole discretion, has appointed a successor Trustee and such successor Trustee has accepted such appointment.

SECTION 6.05 Appointment of Successor Delaware Trustee or Trustee.

         In the event of the resignation or removal of the Entity serving as the Delaware Trustee or the Trustee or if any such Entity has given notice of its intention to resign as the Delaware Trustee or the Trustee, the Unitholders represented at a meeting held in accordance with the requirements of Article VIII may appoint a successor trustee. Nominees for appointment may be made by
(i) the resigned, resigning or removed trustee or (ii) any Unitholder or Unitholders owning (beneficially or of record) at least 15% of the then outstanding Units. Any successor of the Trustee shall be a bank or trust company having capital, surplus and undivided profits of at least $100,000,000. Any successor to the Delaware Trustee shall be a bank or trust company having its principal place of business in the State of Delaware and having capital, surplus, and undivided profits of at least $20,000,000. If a vacancy in the position of either the Trustee or the Delaware Trustee continues for 60 days after the notice of resignation or occurrence of a vacancy, a successor may be appointed by any State or Federal District Court having jurisdiction in New Castle County, Delaware, upon the application of any Unitholder, Eastern States or the Entity tendering its resignation as either the Trustee or the Delaware Trustee filed with such court, and in the event any such application is filed, such court may appoint a temporary Trustee or Delaware Trustee at any time after such application is filed, which shall, pending the final appointment of a Trustee or Delaware Trustee, have such powers and duties as the court appointing such temporary Trustee or Delaware Trustee shall provide in its order of appointment, consistent with the provisions of this Agreement. Any such temporary Trustee or Delaware Trustee need not meet the minimum standards of capital, surplus and undivided profits otherwise required of a successor Trustee or Delaware Trustee under this Section 6.05. Nothing herein shall prevent the same Entity from serving as both the Delaware Trustee and the Trustee if it meets the qualifications thereof.

         Immediately upon the appointment of any successor Trustee or Delaware Trustee, any rights, titles, duties, powers and authority of the succeeded Trustee or Delaware Trustee hereunder (except to the rights to amounts payable under Article VII hereof accruing through the appointment of such successor Trustee or Delaware Trustee) shall be vested in and undertaken by the successor Trustee or Delaware Trustee, which shall be entitled to receive from its predecessor all of the Trust Estate held by it hereunder and all records and files of its predecessor necessary in connection therewith. Any resigning or removed Trustee or Delaware Trustee shall account to its successor for its administration of the Trust. All successor trustees shall be fully protected in relying upon such accounting and no successor Trustee or Delaware Trustee shall be obligated to examine or seek alteration of any account of any preceding Trustee or Delaware Trustee, nor shall any successor Trustee or Delaware Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee or Delaware Trustee. The preceding sentence shall not prevent any successor Trustee or Delaware Trustee or anyone else from taking any action otherwise permissible in connection with any such account.

SECTION 6.06 Laws of Other Jurisdictions.

         If, notwithstanding the other provisions of this Agreement (including, without limitation, Section 11.06 hereof), the laws of jurisdictions other than the State of Delaware (each being referred to below as "such jurisdiction") apply to the administration of properties under this Agreement, the following provisions shall apply. If it is necessary or advisable for a trustee to serve in such jurisdiction and if the Trustee is disqualified from serving in such jurisdiction or for any other reason fails or ceases to serve there, the ancillary trustee in such jurisdiction shall be such Entity, which need not meet the requirements set forth in the third sentence of Section 6.05 of this Agreement, as shall be designated in writing by the Trustee. To the extent permitted under the laws of such jurisdiction, the Trustee may remove the trustee in such jurisdiction, without cause and without necessity of court proceeding, and may or may not appoint a successor trustee in such jurisdiction from time to time. The trustee serving in such jurisdiction shall, to the extent not prohibited under the laws of such jurisdiction, appoint the Trustee to handle the details of administration in such jurisdiction. The trustee in such jurisdiction shall have all rights, powers, discretions, responsibilities and duties as are delegated in writing by the Trustee, subject to such limitations and directions as shall be specified by the Trustee in the instrument evidencing such appointment. Any trustee in such jurisdiction shall be responsible to the Trustee for all assets with respect to which such trustee is empowered to act. To the extent the provisions of this Agreement and Delaware law cannot be made applicable to the administration in such jurisdiction, the rights, powers, duties and liabilities of the trustee in such jurisdiction shall be the same (or as near the same as permitted under the laws of such jurisdiction if applicable) as if governed by Delaware law. In all events, the administration in such jurisdiction shall be as free and independent of court control and supervision as permitted under the laws of such jurisdiction. The fees and expenses of any ancillary trustee shall constitute an administrative expense of the Trust payable from the Trust Estate. Whenever the term "Trustee" is applied in this Agreement to the administration in such jurisdiction, it shall refer only to the trustee then serving in such jurisdiction.

SECTION 6.07 Reliance on Experts.

         The Trustee and the Delaware Trustee may, but shall not be required to, consult with counsel (who may be counsel to Eastern States unless Eastern States otherwise notifies the Trustee or Delaware Trustee in writing), accountants, geologists, engineers and other parties deemed by the Trustee or the Delaware Trustee to be qualified as experts on the matters submitted to them, and the opinion of any such party on any matter submitted to it by the Trustee or the Delaware Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee or the Delaware Trustee hereunder in good faith in reliance upon and in accordance with the opinion of any such party. Each of the Trustee and Delaware Trustee is authorized to make payments of all reasonable fees for services or expenses thus incurred out of the Trust Estate.

SECTION 6.08 Failure of Action by Eastern States.

         In the event that Eastern States shall fail or be unable to take any action as required under any provision of this Agreement, the Trustee is empowered to take such action.

SECTION 6.09 Force Majeure.

         The Trustee and the Delaware Trustee shall not incur any liability to any holder of a Unit if, by reason of any current or future law or regulation thereunder of the federal government or any other governmental authority, or by reason of any act of God, war or other circumstance beyond its control, the Trustee or the Delaware Trustee is prevented or forbidden from doing or performing any act or thing required by the terms hereof to be done or performed; nor shall the Trustee or the Delaware Trustee incur any liability to any holder of a Unit by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms hereof to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for herein.

                                   ARTICLE VII

                COMPENSATION OF THE TRUSTEE AND DELAWARE TRUSTEE

SECTION 7.01 Compensation of Trustee and Delaware Trustee.

         The Bank, in its capacity as the initial Trustee, and Bank One Delaware, in its capacity as the initial Delaware Trustee, shall be compensated for their services in accordance with the terms of a separate agreement. Entities serving as the Trustee and Delaware Trustee hereunder shall be reimbursed for all actual expenditures made in connection with administration of the Trust, including those made on account of any unusual duties in connection with matters pertaining to the Trust. Any unusual or extraordinary services rendered by the Entity serving as Trustee or by the Entity serving as Delaware Trustee in connection with the administration of the Trust shall be treated as trustee administrative services for purpose of computing the respective administrative fee to be paid to each Entity serving as trustee hereunder.


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


SECTION 7.02 Source of Funds.

         All compensation, reimbursements and other charges owing to any Entity as a result of its service as trustee hereunder shall be payable by the Trust out of the Trust Estate and such Entity shall have a first lien on the Trust Estate for payment of such compensation, reimbursements and other charges.

SECTION 7.03 Ownership of Units by Eastern States, the Trustee and Delaware Trustee.

         Each of the Trustee and the Delaware Trustee, in its individual or other capacity, may become the owner or pledgee of Units with the same rights it would have if it were not a trustee hereunder. Eastern States and each of its Affiliates may become the owner of Units with the same rights and entitled to the same benefits as any other Unitholder.

                                  ARTICLE VIII

                             MEETINGS OF UNITHOLDERS

SECTION 8.01 Purpose of Meetings.

         A meeting of the Unitholders may be called at any time and from time to time pursuant to the provisions of this Article VIII to transact any matter that the Unitholders may be authorized to transact.

SECTION 8.02 Call and Notice of Meetings.

         Any meeting of the Unitholders may be called by the Trustee or by Unitholders owning of record not less than 15% in number of the then outstanding Units. The Delaware Trustee may call such a meeting but only for the purpose of appointing a successor to it upon its resignation. All such meetings shall be held at such time and at such place in Fort Worth, Texas, as the notice of any such meeting may designate. Except as may be otherwise required by applicable law or by any securities exchange on which the Units are listed for trading, written notice of every meeting of the Unitholders signed by the Trustee or the Unitholders calling the meeting (or the Delaware Trustee if calling the meeting), setting forth the time and place of the meeting and in general terms the matters proposed to be acted upon at such meeting, shall be given in person, by mail or electronic publication not more than 60 nor less than 20 days before such meeting is to be held to all of the Unitholders of record on a record date selected by the Trustee (the "Record Date Unitholders") which shall be not more than 60 days before the date of such mailing. If such notice is given to any Unitholder by mail, it shall be directed to him at his last address as shown by the ownership ledger of the Trustee and shall be deemed duly given when so addressed and deposited in the United States mail, postage paid. No matter other than that stated in the notice shall be acted upon at any meeting. Only Unitholders of record at the close of business on the record date selected by the Trustee for such meeting shall be entitled to notice of and to exercise rights at or in connection with the meeting.


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


SECTION 8.03 Method of Voting and Vote Required.

         Each Record Date Unitholder shall be entitled to one vote for each Unit owned by him, and any Record Date Unitholder may vote in person, by duly executed written proxy, electronic publication or by written consent. At any such meeting, the presence in person or by proxy of Record Date Unitholders holding a majority of the Units held by all Record Date Unitholders shall constitute a quorum, and, except as otherwise provided herein, any matter shall be deemed to have been approved by the Record Date Unitholders (including, but not limited to, appointment of a successor trustee) if it is approved by the vote of Record Date Unitholders holding more than 50% of the Units represented at the meeting, although less than a majority of all of the Units at the time outstanding, except that the affirmative vote by Record Date Unitholders of 66 2/3% or more of all the Units then outstanding shall be required to:

              (a) approve any amendment to or affecting this Agreement other than (i) amendments prohibited by Section 10.01, (ii) amendments to Section 9.02 or 9.03 (which shall require the written consent of Eastern States and the affirmative vote by the Unitholders of not less than 66 2/3% of all then outstanding Units), and (iii) any amendment to or affecting this Agreement to the extent permitted pursuant to Section 10.02 of this Agreement (which shall not require Unitholder approval);

              (b) approve or authorize the sale of Royalty Interests of which the aggregate standardized measure exceeds $30 million in accordance with
Section 3.02(a) (excluding sales or dispositions made in accordance with Sections 3.02(b), 3.05, 3.09 or 9.03);

              (c) remove the Delaware Trustee or the Trustee; or

              (d) dissolve the Trust.

SECTION 8.04 Conduct of Meetings.

         The Trustee may make such reasonable regulations consistent with the provisions hereof as it may deem advisable for any meeting of the Unitholders, for electronic or other means of voting, for the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, Certificates and other evidence of the right to vote, the preparation and use at the meeting of a list certified by or on behalf of the Trustee of the Unitholders entitled to vote at the meeting and such other matters concerning the conduct of the meeting as it shall deem advisable.

SECTION 8.05 Unitholder Proposals.

         In the event a meeting of Unitholders is called for any purpose at the request of any Unitholder or Unitholders pursuant to the provisions of this
Article VIII, the Unitholder or Unitholders requesting such meeting shall be required to prepare and file a proxy statement with the

Commission and the NYSE regarding such meeting in satisfaction of all applicable Commission and NYSE rules and regulations and at the expense of such requesting Unitholder or Unitholders. The Unitholder or Unitholders requesting such meeting shall bear the expense of distributing to Unitholders the notice of meeting and the proxy statement related thereto. The Trustee shall cooperate in the preparation of any such proxy statement and any related materials and shall provide such information for inclusion therein as and to the extent reasonably necessary at the expense of the Trust.

                                   ARTICLE IX

                  DURATION, REVOCATION AND TERMINATION OF TRUST

SECTION 9.01 Revocation.

         Subject to the third sentence of this Section 9.01, the Trust is and shall be irrevocable and Eastern States, as trustor, after Closing, retains no power to alter, amend or terminate the Trust except as set forth herein and in
Section 10.02 of this Agreement. The Trust shall be terminable only as provided in Section 9.02 of this Agreement, and shall continue until so terminated. Prior to the Closing, Eastern States may revoke the Trust by written notice to the Trustee in which event the Trustee shall reconvey, the Trust Estate, less any expenses or liabilities of the Trust, to Eastern States.

SECTION 9.02 Dissolution.

         The Trust shall dissolve upon the first to occur of the following events:

               (a) the disposition by the Trust of all Royalty Interests pursuant to this Agreement;

               (b) following an affirmative vote in favor of dissolution of the Trust by the holders of record of not less than 66 2/3% of the then outstanding Units at a meeting duly called and held in accordance with the requirements of
Article VIII hereof;

               (c) such time as (i) the annual Net Proceeds paid to the Trust in respect of the Conveyance burdening the Underlying Properties located in West Virginia are less than $3.5 million for each of two consecutive calendar years after the year 2000 or (ii) the annual Net Proceeds paid to the Trust in respect of the Conveyance burdening the Underlying Properties located in Kentucky are less than $3.5 million for each of the two consecutive calendar years such consecutive calendar years occur after calendar year 2000;

               (d) Eastern States exercises its conditional right of repurchase pursuant to Section 9.04 hereof; and

               (e) a judicial dissolution of the Trust occurs.

SECTION 9.03 Disposition and Distribution of Assets and Properties.

               (a) Notwithstanding the dissolution of the Trust pursuant to
Section 9.02 of this Agreement, the Delaware Trustee and the Trustee shall continue to act as the trustees of the Trust Estate and as such shall exercise the powers granted under this Agreement until their duties have been fully performed and the Trust Estate finally distributed so that the affairs of the Trust may be liquidated and wound up in accordance with this Agreement and
Section 3808 of the Business Act. Following the completion of winding-up of the Trust, the Trustee shall file a Certificate of Cancellation in accordance with
Section 3810(d) of the Business Act and thereupon the Trust shall terminate.

               (b) Within 5 Business Days following the Termination Date, the Trustee shall provide Eastern States and the Delaware Trustee with written notice of dissolution of the Trust and shall engage an investment banking firm (the "Advisor"), on behalf of the Trust, to assist the Trustee in selling the remaining Royalty Interests then owned by the Trust (the "Remaining Royalty Interests"), which assistance shall include, but not be limited to (i) valuing the Remaining Royalty Interests owned by the Trust, (ii) evaluating offers to purchase the Remaining Royalty Interests, (iii) seeking buyers for the Remaining Royalty Interests, and (iv) rendering the fairness opinions required by this
Section 9.03 and otherwise as may be requested by the Trustee.

               (c) As promptly as practicable after the engagement by the Trust of the Advisor, the Trustee, based on the advice and with the assistance of the Advisor, shall use its Best Efforts to sell the Remaining Royalty Interests and to obtain offers for the Remaining Royalty Interests. Such sale shall be conducted in such manner and in accordance with such procedures as the Trustee concludes, based upon the advice of the Advisor, are most likely to produce the highest aggregate value to the Trust for the Remaining Royalty Interests. Eastern States shall have the right, but not the obligation, to participate in such sale as a bidder for any or all of the Remaining Royalty Interests (or any part or parcel thereof). The Trustee's evaluation of each offer for the Remaining Royalty Interests (or any portion thereof) shall be based on an evaluation of such offer by the Advisor, and the Trustee shall accept the offer or offers therefor that, based on the evaluation thereof by the Advisor, constitute the highest offer or offers and are likely to be consummated within a time period determined by the Advisor to be reasonable. If acceptable offers are not received for all of the Remaining Royalty Interests, the Trustee may request Eastern States to submit an offer for the Remaining Royalty Interests (or the portion or portions thereof for which acceptable offers were not received) for consideration by the Trustee. If Eastern States makes such an offer and the Trustee accepts it, such acceptance shall be conditioned upon receipt, prior to closing of the sale, of an opinion of the Advisor, in form satisfactory to the Trustee, of the fairness of the offer to the Trust and Unitholders from a financial point of view. The Trustee shall each use its Best Efforts to close the purchase or purchases of the Remaining Royalty Interests within 30 days after a definitive purchase agreement for same is executed with each successful bidder (or as promptly thereafter as practicable).

               (d) Any Person purchasing the Remaining Royalty Interests, pursuant to the procedures set forth in Section 9.03(c) hereof, regardless of the date of closing of the purchase, shall be entitled to all proceeds of production attributable to the Remaining Royalty Interests after the Termination Date and neither the Trust nor the Unitholders shall be entitled to any such proceeds. Eastern States shall deposit all proceeds of production following the Termination Date payable to the Trust pursuant to the Conveyance into a non-interest bearing account and, upon closing of the sale of the Remaining Royalty Interests, shall pay all deposited amounts to the buyer of the Remaining Royalty Interests.

               (e) If all Remaining Royalty Interests are not, for any reason, sold or a definitive agreement for sale thereof entered into prior to the 150th day following the Termination Date, Eastern States shall pay all amounts deposited in the account established pursuant to Section 9.03(d) hereof to the Trust and all amounts thereafter payable to the Trust pursuant to the Conveyances shall be paid to the Trust in accordance with the provisions of the Conveyances and such amounts shall be distributed to Unitholders in accordance with the provisions hereof. The Trustee may accept any offer (including offers, if any, made by Eastern States for all or any part of the Remaining Royalty Interests as it deems to be in the best interests of the Trust and Unitholders (provided the Remaining Royalty Interests shall not be sold in more than _____ parts) and may continue for up to one calendar year after the Termination Date to seek a buyer or buyers of any remaining assets and properties, free and clear of any Eastern States purchase rights, in an orderly fashion not involving a public auction. If any assets or property constituting the Trust Estate have not been sold, or a definitive agreement for sale thereof has not been entered into, by the end of one calendar year following the Termination Date, the Trustee shall cause such property to be sold at public auction to the highest cash bidder (which may be Eastern States or any of its Affiliates). Notice of any such sale by auction shall be mailed at least 30 days prior to such sale to each Unitholder at his address as it appears upon the ownership ledger of the Trustee.

               (f) The Trustee shall not be required to obtain approval of the Unitholders prior to selling any asset or property of the Trust Estate pursuant to this Section 9.03. Information provided to any prospective buyer of the Royalty Interests shall include the impact, if any, of capital expenditures on future amounts payable with respect to the Royalty Interests and the effect of termination of the Trust on payment of operating costs under the Conveyances. Upon making final distribution to the Unitholders and termination of the Trust in accordance with Section 3808 of the Business Act, neither the Trustee, the Delaware Trustee, nor any Entity serving in such capacity shall be under further liability. Eastern States, for purposes of this Section 9.03, shall include all of Eastern States' successors in interests and assigns, and, upon written notice to the Trustee, Eastern States' rights under this Section 9.03 shall be fully assignable by Eastern States to any Person and an assignment upon such references herein to Eastern States shall constitute references to such Person.

SECTION 9.04 Conditional Right of Repurchase.

               (a) Notwithstanding any provision in this Agreement to the contrary, Eastern States is hereby granted the right to repurchase all (but not less than all) outstanding Units at any time that 15% or less of the then outstanding Units are owned by Persons other than Eastern States and its Affiliates. Any such repurchase shall be at a price equal to the greater of (i) the highest price at which Eastern States or any of its Affiliates acquired Units during the 90 days immediately preceding the date (the "Determination Date") which is three NYSE trading days prior to the date on which notice of such exercise is delivered to the Unitholders and (ii) the average closing price of the Units on the NYSE, or if not listed for trading on the NYSE, on such other national securities exchange or NASDAQ, in any case for the 30 trading days immediately preceding the Determination Date (the "Average Closing Price"). If Eastern States or any of its Affiliates acquires Units from Persons other than Eastern States or its Affiliates during the period which is three NYSE trading days following the Determination Date at a price per Unit greater than that at which Eastern States or any of its Affiliates acquired Units during the 90 days immediately preceding the Determination Date, then for purposes of clause (i) of this Section 9.04(a) the highest price shall be such greater price.

               (b) If Eastern States elects to repurchase all Units pursuant to
Section 9.04(a) of this Agreement, Eastern States and the Trustee shall, prior to the fixed date for purchase, give all Unitholders of record not less than 15 days nor more than 60 days written notice pursuant to Section 12.08 of this Agreement specifying the time and place of such repurchase, calling upon each such Unitholder to surrender to Eastern States on the repurchase date at the place designated in such notice its Certificate or Certificates representing the number of Units specified in such notice of repurchase. On or after the repurchase date, each holder of Units to be repurchased shall present and surrender its Certificates for such Units to Eastern States at the place designated in such notice and thereupon the purchase price of such Units shall be paid to or on the order of the Person whose name appears on such Certificate or Certificates as the owner thereof. In no event may fewer than all of the outstanding Units represented by the Certificates be repurchased (except with respect to any such Units held by Eastern States or any of its Affiliates).

               (c) If a notice of repurchase has been given by Eastern States and the Trustee pursuant to Section 9.04(b) of this Agreement and if, on or before the date fixed for repurchase, the funds necessary for such repurchase shall have been set aside by Eastern States, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Units so noticed for repurchase then, notwithstanding that any Certificate or Certificates for such Units have not been surrendered, at the close of business on the repurchase date the holders of such Units shall cease to be Unitholders and shall have no interest in or claims against Eastern States, the Trust, the Delaware Trustee or the Trustee by virtue thereof and shall have no voting or other rights with respect to such Units, except the right to receive the purchase price payable upon such repurchase (which purchase price shall not include any sums for Quarterly Distribution Amounts made or to be made to Unitholders on Quarterly Record Dates occurring after the date of written notice of such repurchase), without interest thereon, upon surrender (and endorsement, if required by Eastern States) of their Certificates, and the Units evidenced thereby shall no longer be held of record in the names of such

Unitholders. Subject to applicable escheat laws, any monies so set aside by Eastern States and unclaimed at the end of two years from the repurchase date shall revert to the general funds of Eastern States, after which reversion the holders of such Units so noticed for repurchase shall look only to the general funds of Eastern States for the payment of the purchase price. Any interest accrued on funds so deposited shall be paid to Eastern States from time to time as requested by Eastern States.

                  (d) If Eastern States exercises and consummates its right of repurchase granted pursuant to this Section 9.04, then at the option of Eastern States it may cause the Trust to be terminated by providing written notice thereof to the Trustee and the Delaware Trustee. Subject to the rights of the Unitholders with respect to distributions, within 30 days following written notice of Eastern States' election to terminate the Trust pursuant to this
Section 9.04(d), the Trustee shall, subject to a reasonable reserve determined by the Trustee to be necessary in connection with the winding up of the Trust, cause all Remaining Royalty Interests (and all proceeds of production attributable to the Remaining Royalty Interests) and any other assets of the Trust to be conveyed to Eastern States or its assignee.

                  (e) Eastern States, for purposes of this Section 9.04, shall include all of Eastern States' successors in interest and Affiliates and, upon written notice to the Trustee, Eastern States' rights under this Section 9.04 shall be fully assignable by Eastern States to any of its Affiliates or to any Person to whom it sells or transfers all or substantially all of the Underlying Properties, and, from and after any such assignment, references in this Section
9.04 to Eastern States shall constitute references to such assignee.

SECTION 9.05 Reorganization or Business Combination.

                  (a) The Trust may convert into or merge or consolidate with or into one or more limited partnerships, general partnerships, corporations, business trusts, limited liability companies, or associations, or unincorporated businesses if such transaction (i) is agreed to by the Trustee and by the affirmative vote of Unitholders owning more than 66 2/3% of the then outstanding Units at a meeting duly called and held in accordance with Article VIII, and
(ii) is permitted under the Business Act and any other applicable law.

                  (b) Upon the effective date of a certificate of merger duly filed in accordance with the Business Act the following shall be deemed to occur, in addition to such effects as may be specified under the Business Act as then in effect:

                           (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the surviving business entity and, after the merger or consolidation, shall be the property of the surviving business entity to the extent they were part of each constituent business entity;

                           (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and shall not be in any way impaired because of the merger or consolidation;

                           (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired;

                           (iv) all debts, liabilities and duties of those constituent business entities shall attach to the surviving business entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it; and

                           (v) if the Trust is the surviving or resulting entity, the governing instrument of the Trust shall be amended or a new governing instrument adopted as set forth in the certificate of merger.

               (c) A merger or consolidation effected pursuant to this Section
9.05 shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

               (d) The Trust may convert into another entity in accordance with
Section 3821 of the Business Act.

                                    ARTICLE X

                                   AMENDMENTS

SECTION 10.01 Prohibited Amendments.

         No amendment may be made to any provision of this Agreement that would:

               (a) alter the purpose of the Trust or permit the Trustee or the Delaware Trustee to engage in any business activities or authority activity substantially different from that specified herein;

               (b) alter the rights of the Unitholders vis-a-vis each other; or

               (c) permit the Trustee or the Delaware Trustee to distribute the Royalty Interests in kind either during the continuation of the Trust or during the period of liquidation or winding up under Section 9.03.

SECTION 10.02 Permitted Amendments.

         The Delaware Trustee, the Trustee and Eastern States may, jointly, from time to time supplement or amend this Agreement without the approval of Unitholders, in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to change the name of the Trust, provided that such supplement or amendment does not adversely affect the interests of the Unitholders, and provided, further, that any amendment to this Agreement made to change the name of the Trust in accordance with Section 11.04 hereof or otherwise shall be conclusively deemed not to adversely affect the interests of the Unitholders. All other permitted amendments to the provisions of this Agreement may be made only by a vote of the Unitholders represented at a meeting held in accordance with the requirements of Article VIII. No amendment that increases the obligations, duties or liabilities or affects the rights of the Delaware Trustee or the Trustee or any Entity serving in any such capacity shall be effective without the express written approval of such trustee or Entity.

         Prior to the execution of any amendment to this Agreement, the Trustee and the Delaware Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

                                   ARTICLE XI

                                   ARBITRATION

         TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES TO THIS AGREEMENT AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM THAT MAY ARISE BETWEEN OR AMONG EASTERN STATES (ON THE ONE HAND) AND THE TRUST, THE TRUSTEE OR THE DELAWARE TRUSTEE (ON THE OTHER HAND) IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR THE CONVEYANCES OR THE APPLICATION, IMPLEMENTATION, VALIDITY OR BREACH OF THIS AGREEMENT OR THE CONVEYANCES OR ANY PROVISION OF THIS AGREEMENT OR THE CONVEYANCES (INCLUDING, WITHOUT LIMITATION, CLAIMS BASED ON CONTRACT, TORT OR STATUTE), SHALL BE FINALLY, CONCLUSIVELY AND EXCLUSIVELY SETTLED BY BINDING ARBITRATION IN [FORT WORTH, TEXAS] IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (THE "RULES") OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THERETO ("AAA") THEN IN EFFECT. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES TO THIS AGREEMENT (AND ON BEHALF OF THE TRUST) HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TRIAL BY JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS ARTICLE XI. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING, WITHOUT LIMITATION, A SUMMARY OR EXPEDITED PROCEEDING, IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THIS ARTICLE XI APPLIES.

EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS (THE "SPECIAL PROVISIONS") WHICH SHALL APPLY WITH RESPECT TO ANY ARBITRATION PURSUANT TO THIS ARTICLE XI, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE RULES, WHICH RULES ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS AGREEMENT.

                  (a) In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. References in the Rules to a sole arbitrator shall be deemed to refer to the tribunal of arbitrators provided for under subparagraph (c) below in this Article XI.

                  (b) The arbitration shall be administered by AAA.

                  (c) The arbitration shall be conducted by a tribunal of three arbitrators. Within 10 days after arbitration is initiated pursuant to the Rules, the initiating party or parties (the "Claimant") shall send written notice to the other party or parties (the "Respondent"), with a copy to the Dallas office of AAA, designating the first arbitrator (who shall not be a representative or agent of any party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to completely perform arbitral duties). Within 10 days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the Dallas office of AAA and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any party, but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to competently perform arbitral duties). Within 10 days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable AAA panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within said 10 day period, then the third arbitrator will be determined pursuant to the Rules. For purposes of this Article XI, Eastern States (on the one hand) and the Trust, the Trustee and the Delaware Trustee (on the other hand) shall each be entitled to the selection of one arbitrator. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the parties with a resume outlining such arbitrator's background and qualifications and shall certify that such arbitrator is not a representative or agent of any of the parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for 15 days and the party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this Article XI) within such 15 day period; provided, however, that if the party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such 15 day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within 15 days thereafter.

                  (d) All arbitration hearings shall be commenced within 120 days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than 60 days.

                  (e) All claims presented for arbitration shall be particularly identified and the parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

                  (f) The arbitration proceeding will be governed by the substantive laws of the State of Delaware (as provided in Section 12.06) and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the tribunal of arbitrators shall have the power to compel discovery and (iii) unless the parties otherwise agree and except as may be provided in this Article XI, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16, to the exclusion of any provision of state law or other applicable law or procedure inconsistent therewith or which would produce a different result. The parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work product privileges, and any other privileges to, which they may be entitled pursuant to applicable law. No party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such parties and the tribunal of arbitrators.

                  (g) The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than 30 days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys' fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate based on the outcome of the claims arbitrated. Unless otherwise agreed by the parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law.

                  (h) Nothing in this Article XI shall be deemed to (i) limit the applicability of any otherwise applicable statute of limitations or repose or any waivers contained in this Agreement, (ii) constitute a waiver by any party hereto of the protections afforded by 12 U.S.C. ss. 91 or any successor statute thereto or any substantially equivalent state law, or (iii) restrict the right of the Trustee to make application to any state or federal district court having jurisdiction in Tarrant County, Texas, or Delaware (state or federal courts) to appoint a successor Trustee or to request instructions with regard to any provision in this Agreement when the Trustee is unsure of its obligations thereunder.

                  (i) To the fullest extent permitted by law, this Article XI shall preclude participation by the Trust in any class action brought against Eastern States by any Person who is not a Unitholder and the Trustee shall opt out of any such class action in which the Trust is a purported class member.

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.01 Inspection of Trustee's Books.

         Each Unitholder and his duly authorized agents and attorneys shall have the right, at his own expense and during reasonable business hours, to examine and inspect the records (including, without limitation, the ownership ledger) of the Trust and the Trustee in reference thereto.

SECTION 12.02 Disability of a Unitholder.

         Any payment or distribution to a Unitholder may be made by check of the Trustee drawn to the order of the Unitholder, regardless of whether or not the Unitholder is a minor or under other legal disability, without the Trustee having further responsibility with respect to such payment or distribution. This
Section 12.02 shall not be deemed to prevent the Trustee from making any payment or distribution by any other method that is appropriate under law.

SECTION 12.03 Merger or Consolidation of Trustee or Delaware Trustee.

         Neither a change of name of either the Trustee or the Delaware Trustee nor any merger or consolidation of its corporate powers with another bank or with a trust company nor the sale or transfer of all or substantially all of its trust operations to a separate corporation shall affect its right or capacity to act hereunder; provided, however, the Delaware Trustee or any successor thereto shall maintain its principal place of business in the State of Delaware.

SECTION 12.04 Change in Trust Name.

         Upon the request of Eastern States submitted to the Trustee and the Delaware Trustee, the Trustee shall, without the vote or consent of any Unitholders, take all action necessary to change the name of the Trust to a name mutually agreeable to the Trustee and Eastern States and, upon effecting such name change, the Delaware Trustee shall amend the Certificate of Trust on file in the office of the Secretary of State of Delaware to reflect such name change.

SECTION 12.05 Filing of this Agreement.

         Neither this Agreement nor any executed copy hereof need be filed in any county in which any of the Trust Estate is located, but the same may be filed for record in any county by the Trustee. In order to avoid the necessity of filing this Agreement for record, each of the Delaware Trustee and the Trustee agrees that for the purpose of vesting the record title to the Trust Estate in any successor trustee, the succeeded trustee shall, upon appointment of any successor trustee, execute and deliver to such successor trustee appropriate assignments or conveyances.

SECTION 12.06 Choice of Law.

         This Agreement and the Trust shall be governed by the laws of the State of Delaware (without regard to the conflict of laws principles thereof) in effect at any applicable time in all matters, including the validity, construction and administration of this Agreement and the Trust, the enforceability of the provisions of this Agreement under Article XI, all rights and remedies hereunder, and the services of the Delaware Trustee and Trustee hereunder. Furthermore, except as otherwise provided in this Agreement, the rights, powers, duties and liabilities of the Delaware Trustee and the Trustee and the Unitholders shall be as provided under the Business Act and other applicable laws of the State of Delaware and the United States of America in effect at any applicable time; provided, however, that there shall not be applicable to the Trustee, the Delaware Trustee, the Unitholders, the Trust or this Agreement (i) the provisions of Section 3450 of Title 12 of the Delaware Code or (ii) any provisions of the laws (statutory or common) of the State of Delaware (other than the Business Act) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustee, the Delaware Trustee, or the Unitholders set forth or referenced in this Agreement.

SECTION 12.07 Severability.

         If any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those as to which it is held illegal, invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

SECTION 12.08 Notices.

         Any notice or demand which by any provision of this Agreement is required or permitted to be given or served upon the Trustee or any Entity serving in such capacity by any party hereto or any Unitholder may be given or served by being deposited, postage prepaid, and by registered or certified mail, in a post office or letter box addressed (until another address is designated by notice to the parties hereto and the Unitholders) to the Trustee at 500 Throckmorton, Suite 801, Fort Worth, Texas 76102, Attention: Corporate Trust Department, Appalachian Natural Gas Trust, and such notice or demand shall be deemed to be given only upon receipt thereof by the Trustee. Any notice or demand which by any provision of this Agreement is required or permitted to be given or served upon the Delaware Trustee or any Entity serving in such capacity by any party hereto or any Unitholder may be given or served by being deposited, postage prepaid, and by registered or certified mail, in a post office or letter box addressed (until another address is designated by notice to the parties hereto and the Unitholders) to the Delaware Trustee at Three Christina Center, 201 North Walnut Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Department, and such notice or demand shall be deemed to be given only upon receipt thereof by the Delaware Trustee. Any notice or other communication by the Trustee or the Delaware Trustee to any party hereto or any Unitholder shall be deemed to have been sufficiently given, for all purposes, when deposited, postage prepaid, in the United States mail addressed to said holder at his last address as shown on the ownership ledger of the Trustee or other method of notice. Any notice or demand which by any provision of this Agreement is required or permitted to be given or served upon Eastern States, may be given or served by being deposited, postage prepaid, and by registered or certified mail, in a post office or letter box addressed (until another address is designated by notice to the Trustee and Delaware Trustee) to Eastern States Oil & Gas, Inc., 2800 Eisenhower Avenue, Alexandria, Virginia 22314, Attention: Stevens V. Gillespie and such notice shall be deemed to be given only upon receipt thereof by Eastern States.

SECTION 12.09 Counterparts.

         This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 12.10 Successors.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective.

         IN WITNESS WHEREOF, Eastern States has caused this Agreement to be executed by a duly authorized President or Senior Vice President and attested by a duly authorized Secretary or Assistant Secretary of Eastern States, the Trustee has caused this Agreement to be executed by its duly authorized Senior Vice President-Trust, and attested by its duly authorized Trust Officer, and the Delaware Trustee has caused this Agreement to be executed by its duly authorized Senior Trust Officer and attested by its duly authorized Secretary or Assistant Secretary, as of the day and year first above written.

ATTEST:                                     EASTERN STATES OIL & GAS, INC.

----------------------------------------    By: --------------------------------
Name:                                           Name:
Title:                                          Title:


ATTEST:                                     BANK ONE, TEXAS, N.A.

----------------------------------------    By: --------------------------------
Name:                                           Name:
Title:                                          Title:


ATTEST:                                     BANK ONE DELAWARE, INC.

----------------------------------------    By: --------------------------------
Name:                                           Name:
Title:                                          Title:

                                 ACKNOWLEDGMENT

STATE OF                     )
                             ) SS:
COUNTY OF                    )

         On the ______ day of ___________ 1999, before me personally came ____________ __________________, known to me to be ____________________ of
Eastern States Oil & Gas, Inc., the corporation that executed the foregoing instrument, who, being duly sworn, acknowledged that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                              ---------------------------------
                                              Notary Public

                                              My commission expires:
                                                                    -----------

                                    EXHIBIT A
                         FORM OF TRUST UNIT CERTIFICATE

                              [Face of Certificate]

Number                                                                 Units
                                                                   ---

Organized Under the Laws of the State of Delaware Total Units of Beneficial Interest Created By, Issued Under and Subject to the Amended and Restated Trust Agreement dated as of _________, 1999 for the Appalachian Natural Gas Trust

                                           See Reverse for Mandatory Divestiture
                                              Provisions and Certain Definitions

                                                            CUSIP NO.
                                                                      ----------

Certificate for Units of Beneficial Interest in
Appalachian Natural Gas Trust

This certifies that

is the owner of

                  Fully Paid Units of Beneficial Interest ("Units") in that certain Trust known and designated as the Appalachian Natural Gas Trust, created and established under the terms of the above referenced Amended and Restated Trust Agreement (the "Trust Agreement") between Eastern States Oil & Gas, Inc., a Delaware corporation ("Eastern States"), Bank One, Texas, N.A., as Trustee, and Bank One Delaware, Inc., as Delaware Trustee, a duplicate original of which Trust Agreement is for the information of all concerned, held by said Trustee at its trust office in Fort Worth, Texas. Said Trust Agreement is hereby referred to and incorporated as a part of this Certificate for all purposes, and the owner of this Certificate by accepting same consents to, and becomes bound by, all the terms and provisions of said Trust Agreement and the provisions herein. The Units represented by this Certificate are transferable on the books of the Trustee by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate, properly endorsed, to the Trustee. This Certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Trustee and the signature of the duly authorized officer of the Trustee.


[Seal of Bank One, Texas, N.A.]

Dated:

Countersigned and Registered:

EQUISERVE                                         BANK ONE, TEXAS, N.A.
            Transfer Agent and Registrar                    As Trustee


By:                                               By:
   ----------------------------------                --------------------------
   Authorized Signature                              Authorized Officer

                          [Reverse Side of Certificate]

Pursuant to Section 3.12 of the Trust Agreement, the Trustee may require mandatory divestiture of a Unitholder's Trust Units in the Trust in the event that the Trust or the Trustee is named in certain proceedings which seek the cancellation or forfeiture of any property in which the Trust has an interest because of the nationality or other status of such Unitholder. See Section 3.12 of the Trust Agreement for complete details.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM -- as tenants in common
    TEN ENT -- as tenants by the entireties
    JT TEN  -- as joint tenants with right of survivorship and not as tenants in common
    UNIF GIFT MIN ACT -- ________. . . Custodian . . ________. . . under Uniform
                                    (Cust) (minor)

    Gifts to Minors Act . . ._______________
                                 (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

For Value Received _______________________________ hereby sell, assign and transfer unto

    (Please insert social security or other identifying number of assignee)

--------------------------------------------------------------------------------

             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

_________________ Units of Beneficial Interest represented by the within Certificate, and do hereby constitute and appoint irrevocably ______________ Attorney to transfer the said Units on the books of the within named Trustee, with full power of substitution in the premises.

Dated:


                                             -----------------------------
                                                      Signature

Notice: The signature(s) to this Assignment must correspond with the Name(s) as written upon the face of the certificate exactly, without any change whatsoever.


                                             -----------------------------
                                                      Signature

                                              Signature(s) must be guaranteed by
                                              a participant in a recognized
                                              signature guaranty medallion
                                              program.

The holder of this certificate has acquired an interest in the Appalachian Natural Gas Trust. The address of the Trust is 500 Throckmorton, Suite 801, Fort Worth, Texas 76102 and its taxpayer identification number is 75-6550504.

The Trust's tax shelter registration number is __________. The holder must report this registration number to the Internal Revenue Service if the holder claims any deduction, loss, credit or other tax benefit or reports any income by reason of his investment in the Trust. The holder must report this registration number (as well as the name and taxpayer identification number of the Trust) on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

If the holder of this certificate transfers an interest in the Trust to another person, he is required by the Internal Revenue Service to keep a list containing that person's name, address, taxpayer identification number, the date on which he transferred the interest and in the name, address, and tax shelter registration number of the Trust. If the holder of this certificate does not wish to keep such a list, the holder must (i) send the information specified above to the Trustee at the above address, which will keep the list on behalf of the holder and (ii) give a copy of this notice to the person to whom his interest was transferred.